UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
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ARMOUR Residential REIT, Inc.
 (Name of Registrant as Specified In Its Charter)

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ARMOUR RESIDENTIAL REIT, INC.
3001 Ocean Drive
Suite 201
Vero Beach, Florida 32963
Telephone:  (772) 617-4340
April 9, 2020
Dear Stockholder:

We hope this letter finds you healthy and safe. We have all had to make many changes in our lives as together we fight the Coronavirus (COVID-19). We are sensitive to the public health and travel concerns our stockholders may have and the recommendations that various public health officials have issued in light of the evolving COVID-19 situation. Under these circumstances, we have decided to forego the opportunity to meet with our stockholders in person this year to conduct the required annual business of ARMOUR Residential REIT, Inc. and to instead hold the 2020 annual meeting by means of a live virtual-only on-line webcast. We look forward to continue holding in-person annual meetings with our stockholders beginning in 2021.

We will hold the virtual meeting online on Tuesday, May 20, 2020, at 8:00 a.m. (EDT). You or your proxy holder will be able to participate and vote, by visiting www.cstproxy.com/armourreit/2020 and using your control number assigned by Continental Stock Transfer & Trust Company, our transfer agent. To register and receive access to the virtual meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in the enclosed proxy statement. We hope that you will be able to participate. Your feedback and your vote are very important to us.

Whether or not you plan to participate in the virtual meeting, your shares should be represented and voted. After reading the enclosed proxy statement, please vote your shares as soon as possible. Stockholders may vote by completing and returning a proxy card, by telephone or Internet or during the virtual meeting, as further explained in the proxy statement. Submitting a vote before the virtual meeting will not preclude you from updating your vote on-line during the virtual meeting. In addition, this proxy statement, the notice of virtual-only annual meeting, the proxy card and our 2019 annual report will be mailed or made accessible via the Internet on the Company’s website at www.armourreit.com on or about April 9, 2020.

We look forward to the opportunity to interact, even if only virtually, with stockholders at the 2020 annual meeting.

On behalf of our Board of Directors, I extend our appreciation for your continued support.

Sincerely,
Scott J. Ulm
Co-Chief Executive Officer and Co-Vice Chairman

i

NOTICE OF VIRTUAL-ONLY ANNUAL MEETING OF STOCKHOLDERS ON MAY 20, 2020
Under the circumstances surrounding the COVID-19 situation, ARMOUR Residential REIT, Inc. (“ARMOUR”) has decided to forego the opportunity to meet with its stockholders in person this year to conduct the required annual business of ARMOUR. Instead, the annual meeting of stockholders of ARMOUR will be held on Tuesday, May 20, 2020 at 8:00 a.m. (EDT) by means of a live virtual-only on-line webcast, for the purpose of considering and acting on the following proposals:

(1)	To elect ten (10) directors to ARMOUR’s Board of Directors until our 2021 annual meeting of stockholders and until their successors are duly elected and qualified;

(2)	To ratify the appointment of Deloitte & Touche LLP as ARMOUR’s independent registered certified public accountants for fiscal year 2020;

(3)	To approve, by a non-binding advisory vote, ARMOUR’s 2019 executive compensation;

(4)	To approve, by a non-binding advisory vote, the frequency of stockholder advisory votes relating to ARMOUR’s executive compensation; and

(5)	To transact any other business as may properly come before the annual meeting or any adjournments or postponements of the meeting.

ARMOUR looks forward to continue holding in-person annual meetings with ARMOUR’s stockholders beginning in 2021.

Only holders of ARMOUR’s common stock of record at the close of business on March 30, 2020, the record date and time fixed by ARMOUR’s Board of Directors, are entitled to notice of and to vote at the virtual-only annual meeting. Additional information regarding the proposals to be acted on at the virtual-only annual meeting can be found in the accompanying proxy statement.

Our Board of Directors unanimously recommends that you vote your shares “FOR” proposals 1, 2 and 3 and “ONE (1) YEAR” for proposal 4.

By Order of the Board of Directors,
Scott J. Ulm
Co-Chief Executive Officer and Co-Vice Chairman
April 9, 2020

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with the rules of the Securities and Exchange Commission, we are furnishing our proxy materials, including this proxy statement and our 2019 annual report, to our stockholders via the Internet. During the week of April 9, 2020, we will mail to certain of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) that contains instructions on how to access our proxy materials on the Internet. The Notice of Internet Availability also contains instructions on how to vote via the Internet, by telephone or during the virtual-only annual meeting. Other stockholders, in accordance with their prior requests, will receive an email with instructions on how to access our proxy materials and vote, or will be mailed paper copies of our proxy materials and a proxy card or voting form. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice of Internet Availability.

Important Notice Regarding the Availability of Proxy Materials
for the ARMOUR Virtual-Only Annual Meeting of Stockholders to be held on May 20, 2020

This proxy statement and our 2019 annual report are available online at www.armourreit.com.

REGISTRATION AND ACCESS TO THE 2020 VIRTUAL-ONLY ANNUAL MEETING

There will be no in-person annual meeting of stockholders in 2020. The meeting will be held virtually over the Internet by means of a live audio webcast. Only stockholders who owned common stock as of the close of business on March 30, 2020 will be entitled to attend the virtual meeting. Any stockholder wishing to attend the virtual-only annual meeting must register in advance. To register for the virtual meeting, please follow these instructions as applicable to the nature of your ownership of our common stock:

Registered Stockholders

If your shares are registered in your name with ARMOUR’s transfer agent and you wish to attend the online-only virtual meeting, go to www.cstproxy.com/armourreit/2020, enter the control number you received on your proxy card or notice of the meeting and click on the “Click here to preregister for the online meeting” link at the top of the page. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. You must register before the meeting starts.

Beneficial Stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record)

Beneficial stockholders who wish to attend the online-only virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial shareholders who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the online-only meeting. You will receive an e-mail prior to the meeting with a link and instructions for entering the virtual meeting. Beneficial stockholders should contact Continental Stock Transfer & Trust Company, our transfer agent ("Continental Stock Transfer"),on or before May 12, 2020.

Stockholders participating in the virtual meeting will be in a listen-only mode and will not be able to speak during the webcast. However, in order to maintain the interactive nature of the virtual meeting, virtual attendees are able to:

•	Vote using the online meeting website; and

•	Submit questions or comments to the Company’s officers during the meeting via the virtual meeting webcast.

Stockholders may submit questions or comments during the meeting via the virtual meeting webcast by typing in the “Submit a question” box.

Stockholders will also have the option to call in to the virtual meeting and listen by telephone by calling:

Optional telephone access (listen-only):
Within the U.S. and Canada: +1 888-965-8995 (toll-free)
Outside of the U.S. and Canada: +1 415-655-0243 (standard rates apply)

Passcode for telephone access:
03322138#

You will not be able to vote or submit questions unless you register for and log in to the virtual meeting website as described above.

PROXY STATEMENT
This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of ARMOUR Residential REIT, Inc. (the “Board” or the “Board of Directors”) for the 2020 annual meeting of stockholders to be held by means of live virtual-only on-line webcast on Tuesday, May 20, 2020, at 8:00 a.m. (EDT) (the “annual meeting”). In this 2020 proxy statement (the “proxy statement”), except where the context suggests otherwise, references to “we,” “us,” “ARMOUR” or the “Company” are to ARMOUR Residential REIT, Inc. and its subsidiaries.

Questions and Answers about Proxy Materials, the Annual Meeting and Voting Your Common Shares

Why am I receiving these materials?

The Board has made these proxy materials available to you on the Internet, or has delivered printed versions of these materials to you by mail, in connection with the solicitation of proxies for use at the annual meeting. As a stockholder, you are invited to participate in the annual meeting and are requested to vote on the proposals described in this proxy statement. This proxy statement includes information that we are required to provide to you under Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

In accordance with rules adopted by the SEC, we may furnish proxy materials, including this proxy statement and our 2019 annual report to our stockholders, by providing access to such documents over the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials. Instead, the Notice of Internet Availability, which was mailed to certain of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice of Internet Availability.

Who is entitled to vote?

Each holder of record of ARMOUR common stock as of the close of business on March 30, 2020, the record date for the annual meeting, is entitled to participate in and vote at the annual meeting.

How many votes do I have?

Every holder of a share of common stock on the record date will be entitled to one vote per share for each director to be elected at the annual meeting and to one vote per share on each other matter presented at the annual meeting. As of the close of business on March 30, 2020, the record date for the annual meeting, there were 58,877,098 shares of common stock outstanding and entitled to vote at the annual meeting.

What proposals are being presented at the annual meeting?

ARMOUR intends to present proposals numbered 1, 2, 3 and 4 for stockholder consideration and voting at the annual meeting. These proposals are for:

(1)	Election of ten (10) members of ARMOUR’s Board of Directors until our 2021 annual meeting of stockholders and until their successors are duly elected and qualified;

(2)	Ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as ARMOUR’s independent registered certified public accountants for fiscal year 2020;

(3)	Approval, by a non-binding advisory vote, of ARMOUR’s 2019 executive compensation; and

(4)	Approval, by a non-binding vote, of the frequency of future stockholder advisory votes relating to ARMOUR’s executive compensation.

Other than the matters set forth in this proxy statement and matters incident to the conduct of the annual meeting, we do not know of any business or proposals to be considered at the annual meeting. If any other business is proposed and properly presented at the annual meeting, the proxies received from our stockholders give the proxy holders the authority to vote on such matter in their discretion.

How does the Board recommend that I vote?

The Board unanimously recommends that you vote your shares:

(1)	“FOR” the election of each of the ten (10) nominees as directors;

(2)	“FOR” the ratification of the appointment of Deloitte as ARMOUR’s independent registered certified public accountants for fiscal year 2020;

(3)	“FOR” the approval, by a non-binding advisory vote, of ARMOUR’s 2019 executive compensation; and

(4)	“ONE (1) YEAR” with respect to the frequency of future stockholder advisory votes on executive compensation.

How do I register for and gain access to the virtual-only annual meeting?

All stockholders are invited to participate in the annual meeting. Only stockholders who owned common stock as of the close of business on March 30, 2020 will be entitled to participate in the meeting. The annual meeting will begin at 8:00 a.m. (EDT). Under the circumstances surrounding the COVID-19 situation, we have decided to forego the opportunity to meet with our stockholders in person this year to conduct the required annual business of the Company. Instead, the meeting will be held virtually over the Internet by means of a live audio webcast. We look forward to continue holding in-person annual meetings with our stockholders beginning in 2021.

Only stockholders who owned common stock as of the close of business on March 30, 2020 will be entitled to attend the virtual meeting. Any stockholder wishing to attend the virtual-only annual meeting must register in advance. To register for the virtual meeting, please follow these instructions as applicable to the nature of your ownership of our common stock:

Registered Stockholders

If your shares are registered in your name with ARMOUR’s transfer agent and you wish to attend the online-only virtual meeting, go to www.cstproxy.com/armourreit/2020, enter the control number you received on your proxy card or notice of the meeting and click on the “Click here to preregister for the online meeting” link at the top of the page. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. You must register before the meeting starts.

Beneficial Stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record)

Beneficial stockholders who wish to attend the online-only virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial shareholders who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the online-only meeting. You will receive an e-mail prior to the meeting with a link and instructions for entering the virtual meeting. Beneficial stockholders should contact Continental Stock Transfer on or before May 12, 2020.

Stockholders participating in the virtual meeting will be in a listen-only mode and will not be able to speak during the webcast. However, in order to maintain the interactive nature of the virtual meeting, virtual attendees are able to:

•	Vote using the online meeting website; and

•	Submit questions or comments to the Company’s officers during the meeting via the virtual meeting webcast.

Stockholders may submit questions or comments during the meeting via the virtual meeting webcast by typing in the “Submit a question” box.

Stockholders will also have the option to call in to the virtual meeting and listen by telephone by calling:

Optional telephone access (listen-only):
Within the U.S. and Canada: +1 888-965-8995 (toll-free)
Outside of the U.S. and Canada: +1 415-655-0243 (standard rates apply)

Passcode for telephone access:
03322138#

You will not be able to vote or submit questions unless you register for and log in to the virtual meeting website as described above.

What is a proxy?

A “proxy” allows someone else (the “proxy holder”) to vote your shares on your behalf. Our Board of Directors is asking you to allow either of the following persons to vote your shares at the annual meeting: Jeffrey J. Zimmer or Scott J. Ulm.

How do I vote?

If your ARMOUR shares are registered in your name you may vote your shares at the annual meeting by visiting www.cstproxy.com/armourreit/2020 and using your control number assigned by Continental Stock Transfer, or by telephone or Internet as set forth in the proxy card or Notice of Internet Availability mailed to you. If you hold your common stock in an account with a bank or broker (i.e. in “street name”), you may vote by following the instructions on the voting instruction card provided to you by your bank or broker or, if you choose to vote at the annual meeting, follow the instructions provided in this proxy statement.

May I change or revoke my vote?

Yes.  You may change your vote in one of several ways at any time before your proxy is exercised:

•	Submit another proxy card (or voting instruction card) with a date later than your previously delivered proxy card (or voting instruction card) before the annual meeting;

•
Notify Jeffrey J. Zimmer or Scott J. Ulm in writing, addressed to either of them at: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, before the annual meeting that you are revoking your proxy or, if you hold your shares in “street name,” follow the instructions on the voting instruction card;

•	Vote again via the Internet or by telephone before the annual meeting; or

•
If you are a holder of record, or a beneficial owner with a proxy from the holder of record, vote at the annual meeting by visiting www.cstproxy.com/armourreit/2020 and using your control number assigned by Continental Stock Transfer.

What is a quorum?

A quorum is necessary to hold a valid meeting. The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum for the conduct of business.

What vote is required in order to approve each proposal?

For Proposal 1: Election of Directors, the affirmative vote of the holders of common stock having a majority of the votes cast on such proposal at the annual meeting is required. See “Environmental, Social and Corporate Governance Information - Corporate Governance - Majority Voting for Directors and Director Resignation Policy.” For Proposal 2: Ratification of the Appointment of Independent Registered Certified Public Accountants, the affirmative vote of the holders of common stock having a majority of the votes cast on such proposal at the annual meeting is required. For Proposal 3: Advisory (Non-Binding) Vote Approving Executive Compensation, the affirmative vote of the holders of common stock having a majority of the votes cast on such proposal at the annual meeting is required. For Proposal 4: Advisory Vote on Frequency of Future Stockholder Advisory Votes Relating to Executive Compensation, the frequency of the advisory vote on executive compensation receiving the greatest number of votes (every one (1), two (2), or three (3) years) will be considered the frequency recommended by stockholders.

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Under the rules of the New York Stock Exchange (the “NYSE”), a broker does not have the discretion to vote on Proposal 1 - Election of Directors, Proposal 3 - Advisory (Non-Binding) Vote Approving Executive Compensation or Proposal 4 - Advisory (Non-Binding) Vote on Frequency of Future Stockholder Advisory Votes Relating to Executive Compensation. As a result, no broker will have the discretion to vote on Proposal 1, Proposal 3 or Proposal 4, but will have the discretion to vote on Proposal 2.

Accordingly, for Proposals 1, 3 and 4 above, shares of common stock that are represented by broker non-votes are not included in the determination of the common stock voting on such matter and will not have an effect on the votes, but are counted for quorum purposes. For Proposal 2 above, shares of common stock which are represented by broker non-votes are included in the determination of the common stock voting on such matter and are counted for quorum purposes. For all four Proposals above, shares which abstain from voting on any matter are counted for quorum purposes.

Who will bear the cost of soliciting proxies?

The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail and the Internet, solicitations may also be made by telephone, telegram, facsimile, email or in person by directors, officers or other personnel of the Company, who will receive no additional compensation for such services.

PROPOSAL 1 - ELECTION OF DIRECTORS
Director Nominees

ARMOUR’s Board of Directors is currently comprised of ten (10) members. The ten (10) nominees are listed below. All ten nominees are presently directors of ARMOUR.

If instructed, the persons named on the accompanying proxy card will vote for the election of the nominees named below to serve for the ensuing year and until their successors are elected and qualified. If any nominee for director shall become unavailable (which management has no reason to believe will be the case), it is intended that the shares represented by the enclosed proxy card will be voted for any such replacement or substitute nominee as may be nominated by our Board.

Director Nominees	Age	Director Since	Current Positions
Scott J. Ulm	61	2009	Co-Chief Executive Officer, Co-Vice Chairman and Chief Risk Officer
Jeffrey J. Zimmer	62	2009	Co-Chief Executive Officer, Co-Vice Chairman and President
Daniel C. Staton	67	2009	Non-Executive Chairman
Marc H. Bell	52	2009	Director
Z. Jamie Behar	61	2019	Independent Director
Carolyn Downey	70	2013	Independent Director
Thomas K. Guba	69	2009	Lead Independent Director
Robert C. Hain	66	2009	Independent Director
John P. Hollihan, III	70	2009	Independent Director
Stewart J. Paperin	72	2009	Independent Director

The following is a brief biographical statement for each director nominee:

Scott J. Ulm has been the Co-Chief Executive Officer, Co-Vice Chairman and Chief Risk Officer of ARMOUR since November 2009. Mr. Ulm was the Chief Investment Officer until March 2018 when Mr. Gruber assumed that position. Mr. Ulm was a Co-Managing Member of ARMOUR Residential Management, LLC, our external manager (“ARRM”), from March 2008 until December 2014. Since December 2014, Mr. Ulm has been a managing member of the entity that acts as one of the general partners of ARMOUR Capital Management LP, the successor to ARRM as our external manager (“ACM”). Mr. Ulm has also served as a Director, Co-Chief Executive Officer, Co-Vice Chairman, Chief Investment Officer and Head of Risk Management of JAVELIN Mortgage Investment Corp. (“JAVELIN”), formerly a publicly-traded real estate investment trust (“REIT”). In April 2016, JAVELIN was acquired by ARMOUR pursuant to a tender offer and subsequent second-step merger (the “Merger”). Pursuant to the Merger, JAVELIN became a wholly-owned, qualified REIT subsidiary of ARMOUR and delisted its common stock from the NYSE. Mr. Ulm has also been a director of JAVELIN, since the Merger. JAVELIN is also externally-managed by ACM. Mr. Ulm has also served as the Co-Chief Executive Officer of Staton Bell Blank Check LLC, the sub-manager to ACM (“SBBC”), since January 2015. Mr. Ulm also serves as Chairman of the Board and Head of Corporate Finance for BUCKLER Securities LLC (“BUCKLER”), an affiliate of ACM that operates as a broker-dealer registered with the Financial Industry Regulatory Authority (“FINRA”) and provides trading and investment banking services to other financial entities. Mr. Ulm is also the Chairman of the Board of the Cary Institute of Ecosystems Studies and 1st Vice President of the Nantucket Community Sailing, which are both non-profit organizations. Mr. Ulm has over 30 years of structured finance and debt capital markets experience, including mortgage-backed securities. From 2005 to 2009, Mr. Ulm was Chief Executive Officer of Litchfield Capital Holdings. From 1986 to 2005, he held a variety of senior positions at Credit Suisse both in New York and London, including Global Head of Asset-Backed Securities, Head of United States and European Debt Capital Markets and the Global Co-Head of Collateralized Debt Obligations, both cash and synthetic. At Credit Suisse, he was a member of the Fixed Income Operating Committee and the European Investment Banking Operating Committee. Mr. Ulm holds a B.A. summa cum laude from Amherst College, an M.B.A. from the Yale School of Management and a J.D. degree from Yale Law School.

As a result of Mr. Ulm’s 30 plus years of experience in structured finance and debt capital markets, including mortgage-backed securities, he is able to provide valuable business, leadership, and management advice to our Board of Directors in many critical areas.

Jeffrey J. Zimmer has been the Co-Chief Executive Officer, Co-Vice Chairman and President of ARMOUR since November 2009. Mr. Zimmer also served as Chief Financial Officer of ARMOUR from November 2009 to September 2012 and the Secretary of ARMOUR from November 2009 to March 2014. Mr. Zimmer was a Co-Managing Member of ARRM from March 2008 until December 2014. Since December 2014, Mr. Zimmer has been a managing member of the entity that acts as one of the general partners of ACM. Mr. Zimmer has also been the Co-Chief Executive Officer, Co-Vice Chairman and President of JAVELIN, since June 2012, and a director of JAVELIN, since the Merger. Mr. Zimmer has also served as the Co-Chief Executive Officer of SBBC since January 2015. Mr. Zimmer has significant experience in the mortgage-backed securities market over a 30 plus year period. From September 2003 through March 2008, he was the co-founder and Chief Executive Officer of Bimini Capital Management, Inc., a publicly-traded REIT. From 1990 to 2003, he was a managing Director at RBS/Greenwich Capital in the Mortgage-Backed and Asset-Backed Department where he held various positions that included working closely with some of the nation’s largest mortgage banks, hedge funds and investment management firms on various mortgage-backed securities investments. Mr. Zimmer was employed at Drexel Burnham Lambert in the institutional mortgage-backed sales area from 1984 until 1990. He received his M.B.A. degree in finance from Babson College and a B.A. degree in economics and speech communication from Denison University.

As a result of Mr. Zimmer’s 30 plus years of experience in the mortgage-backed securities market, including serving as president and chief executive officer of other publicly-traded mortgage REITs, he is able to provide valuable business, leadership, and management advice to our Board of Directors in many critical areas.

Daniel C. Staton has been the Non-Executive Chairman of ARMOUR since November 2009 and was the President, Chief Executive Officer and Director of Enterprise Acquisition Corp., a blank check company formed for the purpose of acquiring an operating business (“Enterprise”), from its inception in 2007 until its merger with ARMOUR in November 2009. Mr. Staton was also the Non-Executive Chairman of JAVELIN from June 2012 until the Merger in April 2016. Since January 2015, Mr. Staton has indirectly owned a minority limited partnership interest in ACM. Mr. Staton has almost 20 years of experience sourcing private equity and venture capital investments. In October of 2018, Mr. Staton joined the board of Shurgard Self Storage SA at its initial public offering. Shurgard is publicly listed on the Belgium Stock Exchange, is headquartered in Luxembourg and has operations in six European countries. Mr. Staton also served as Chairman of the Board of Storage Realty Trust from 1997 to 1999, when he led its merger with Public Storage (NYSE: PSA), where he has continued to serve as a Director since the merger. Mr. Staton has served as a director of Terran Orbital, an aerospace company that designs and manufactures nanosatellites for the United States government and military (“Terran Orbital”), since July 2014. Since February 2003, he has been Managing Director of the private equity firm, Staton Capital LLC, and also served as the Chairman of the Board of FriendFinder Networks Inc. (“FriendFinder”), an Internet-based social networking and multimedia entertainment company, from October 2004 until June 2012. Mr. Staton was a Co-Chairman of the Board of FriendFinder, which went public in May 2011, from July 2012 to December 2013, and a consultant to FriendFinder from October 2012 until December 2013. Under Mr. Staton’s leadership as Co-Chairman of the Board, FriendFinder was strategically restructured pursuant to a consensual prepackaged plan of reorganization in federal bankruptcy court effective in 2013. Between 1997 and 2007, Mr. Staton was President of The Walnut Group, a private investment firm, where he served as initial investor and Director of Build-A-Bear Workshop, the initial investor in Deal$: Nothing Over a Dollar (until its sale to Supervalu Inc.), and Director of Skylight Financial. Prior to The Walnut Group, Mr. Staton was General Manager and Partner of Duke Associates from 1981 until its initial public offering in 1993, and then served as Chief Operating Officer and Director of Duke Realty Investments, Inc. (NYSE: DRE) until 1997. Mr. Staton supplements his professional network by co-producing and investing in numerous Broadway musicals as well as with relationships with not-for-profit organizations. Mr. Staton majored in

Finance at the University of Missouri and holds a B.S. degree in Specialized Business from Ohio University and a B.S. degree in Business (Management) from California Coast University.

Mr. Staton has extensive experience serving on the boards of directors of private and public companies and sourcing private equity and venture capital investments and brings significant corporate governance expertise to our Board of Directors.

Marc H. Bell has been a director of ARMOUR since November 2009 and was the Chairman of the Board of Directors and Treasurer of Enterprise from its inception in 2007 until its merger with ARMOUR in November 2009. Mr. Bell was also a director of JAVELIN from June 2012 until the Merger in April 2016. Since January 2015, Mr. Bell has indirectly owned a minority limited partnership interest in ACM. He is a co-founder and has been the Chairman of Terran Orbital since its inception in July 2014 and a co-founder and has been the Chairman of PredaSAR since its inception in October 2019. Mr. Bell founded Marc Bell Capital, LLC, an investment firm which invests in diverse industries, including space, technology, hospitality, and entertainment businesses. Mr. Bell served as the Chief Executive Officer of FriendFinder, from October 2004 to June 2012, the Co-Chairman of the Board of FriendFinder from July 2012 to December 2013, and a consultant to FriendFinder from October 2012 to December 2013. Under Mr. Bell’s leadership as Co-Chairman of the Board, FriendFinder was strategically restructured pursuant to a consensual prepackaged plan of reorganization in federal bankruptcy court effective in 2013. Mr. Bell was the founder and President of Globix Corporation, a full-service commercial Internet Service Provider. Mr. Bell served as Chairman of the Board of Globix Corporation from 1998 to 2003 and Chief Executive Officer from 1998 to 2001. Mr. Bell was also a member of the Board of Directors of EDGAR Online, Inc. (NASDAQ: EDGR), an Internet-based provider of filings made by public companies with the SEC, from 1998 to 2000. Mr. Bell has also been a co-producer of Broadway shows, winning two Tony Awards (Jersey Boys and August: Osage County) and a Drama Desk Award. Mr. Bell serves as a member of the Board of Trustees of New York University and Board of Overseers of New York University Langone Medical Center. Mr. Bell is also a member of the Board of Directors of SOS Children’s Village - Florida and Chairman of the Boca Raton Police Foundation. Mr. Bell holds a B.S. degree in Accounting from Babson College and an M.S. degree in Real Estate Development from New York University.

Mr. Bell’s experience as managing director of an investment firm, as well as serving on the boards of directors of several public companies, allows him to provide valuable business, leadership, and management advice to our Board of Directors in many critical areas.

Z. Jamie Behar has been a director of ARMOUR since July 2019. From 2005 to 2015, Ms. Behar was Managing Director, Real Estate & Alternative Investments, for GM Investment Management Corporation (GMIMCo), having served as Portfolio Manager for the preceding 19 years. Ms. Behar was responsible for the management of approximately $12 billion at peak portfolio value of private market and publicly traded real estate, energy and timber investments, on behalf of both General Motors Company and other unaffiliated clients.  The portfolio encompassed a broad spectrum of investments including direct property holdings, partnerships, mortgages and a directly-managed publicly traded real estate securities portfolio, across property markets worldwide.  She was a member of GMIMCo’s Board of Directors, the Investment Management Committee, the Private Equity Investment Approval Committee and the Risk Management Committee.  Ms. Behar currently serves as a member of the following Boards of Directors:  Sunstone Hotel Investors, Inc. (NYSE: SHO), a publicly listed hotel company with assets located across the U.S., since the company’s IPO in October 2004. She is Chair of the Board’s Nominating and Corporate Governance Committee and a member of the Audit Committee; Shurgard Self Storage SA (EBR: SHUR), a publicly listed real estate company that owns and operates self-storage facilities located throughout Europe, upon its IPO in October 2018. She is Chair of the Board’s Real Estate Investment Committee and a member of the Audit Committee; the Broadstone Real Estate Access Fund (NYSE: BDREX), a registered closed-end interval fund that invests in both private market real estate and publicly traded real estate securities. She is Chair of the Board’s Nominating and Corporate Governance Committee; and Broadtree Residential, a private non-traded multi-family REIT.  From April 2017 through December 2018, Ms. Behar was a member of the Board of Directors and the Audit and Corporate Governance and Nominating Committees of the Board of Directors, of Forest City Realty Trust (NYSE: FCEA), a publicly listed real estate company that focused on acquiring, developing and managing mixed-use office and multi-family assets located across the U.S., until its take-private sale in December 2018. From December 2015 through October 2018, Ms. Behar was a member of the Board of Directors and the Audit and

Investment Committees of the Board of Directors, of Gramercy Property Trust (NYSE: GPT), a publicly listed real estate company which specialized in acquiring and managing net-leased industrial and office properties located in the U.S. and Europe until its take-private sale in October 2018. Ms. Behar was a member of the Boards of Directors of Desarrolladora Homex SAB de CV, a publicly listed home development company located in Mexico, and of Hospitality Europe, B.V., a private pan-European hotel company. Ms. Behar is the past Chair of the Board of Directors of the Pension Real Estate Association. Ms. Behar is a member of the Real Estate Investment Advisory Council of the National Association of Real Estate Investment Trusts (Nareit).  Ms. Behar holds a B.S.E (magna cum laude) from The Wharton School, University of Pennsylvania, an M.B.A. from Columbia University Graduate School of Business, and the Chartered Financial Analyst (CFA) designation.  In December 2018, Ms. Behar was the recipient of Nareit’s E. Lawrence Miller Industry Achievement Award for her contributions to the REIT industry.

Ms. Behar’s pertinent experience, qualifications, attributes and skills include financial literacy and expertise, and allow her to provide significant expertise in accounting and financial matters and in analyzing and evaluating financial statements.

Carolyn Downey has been a director of ARMOUR since September 2013. Ms. Downey has nearly 30 years of institutional capital markets experience working with leading institutions in global finance. From 1989 through 2007, Ms. Downey held various executive positions at, including as a Managing Director of, RBS Greenwich Capital, a fixed-income sales, trading and finance firm serving institutional clients, and a U.S. Government securities primary dealer. At RBS Greenwich Capital, Ms. Downey was responsible for relationships with real-estate investment trusts, financial institutions, hedge funds, investment managers and proprietary trading desks, participated in structuring and distribution of net interest margin securities, commercial mortgage securities and collateralized mortgage obligations, and advised on hedging strategies using derivative products and synthetic swaps. Prior to her time at RBS Greenwich Capital, Ms. Downey was a Vice President of Fixed Income Sales at Salomon, Inc. from 1981 through 1989, where she was for some time responsible for residual product placement and other equity tranches of structured debt and sourcing residuals from mortgage originators and security issuers. Ms. Downey also previously served as a mortgage product specialist in London and a thrift specialist in New York. She holds a B.A. degree from St. Mary’s College in Sociology, a B.S. degree in Accounting from Boston University and an M.B.A. degree from the Stanford University Graduate School of Business. Ms. Downey serves on the Advisory Board of St. Ann School, Manhattan, a partnership of patrons, the Archdiocese and school leaders, and previously served as a member of the Board of Directors of the Student Sponsor Partners.

As a result of Ms. Downey’s 30 plus years of experience in structured finance, investment banking and capital markets, she provides significant financial, leadership and management advice to our Board of Directors in many critical areas.

Thomas K. Guba has been a director of ARMOUR since November 2009 and the lead independent director of ARMOUR since March 2014. Mr. Guba was also a director of JAVELIN from June 2012 until the Merger in April 2016 and the lead independent director of JAVELIN from March 2014 until April 2016. Mr. Guba has been the senior executive or head trader of various Wall Street mortgage and government departments in his over 40 years in the securities business. Since 2009, Mr. Guba has been affiliated with Auriga Capital Management, LLC, an asset management firm registered with the SEC. From 2001 through 2008, Mr. Guba was President and Principal of the Winter Group, a fully integrated mortgage platform and money management firm. He was Managing Director of Structured Product Sales at Credit Suisse First Boston from 2000 to 2002, Managing Director and Department Manager of Mortgages and U.S. Treasuries at Donaldson Lufkin Jenrette, which was subsequently purchased by Credit Suisse First Boston, from 1994 to 2000, Executive Vice President and Head of Global Fixed Income at Smith Barney from 1993 to 1994, Managing Director of the Mortgage and U.S. Treasuries Department at Mabon Securities from 1990 to 1993, Senior Vice President and Mortgage Department Manager at Drexel Burnham Lambert from 1984 to 1990, Senior Vice President and Head Mortgage Trader at Paine Webber from 1977 to 1984, and a trader of mortgaged backed securities at Bache & Co. from 1975 to 1977. Mr. Guba was also a Second Lieutenant, Military Police Corps, in the United States Army from 1972 to 1974. Mr. Guba holds a B.A. degree in political science from Cornell University and a M.B.A. degree in finance from New York University and serves on the Board of the SIFMA Foundation.

Mr. Guba’s experience on Wall Street allows him to provide valuable insights and advice to our Board of Directors, particularly as it pertains to the capital markets.

Robert C. Hain has been a director of ARMOUR since November 2009. Mr. Hain was also a director of JAVELIN from June 2012 until the Merger in April 2016. Mr. Hain became a director and the Chairman of City Financial Investment Company Limited (“City Financial”), a private manager of funds organized under the laws of the United Kingdom and authorized by the Financial Conduct Authority, in January 2006, and was the Chief Executive from February 2018 to March 2019. In March 2019 and during Mr. Hain’s service as the Chief Executive and director, the directors of City Financial voluntarily placed City Financial into administration pursuant to the insolvency laws of England and Wales. Investment funds managed by City Financial were transferred to other regulated investment managers. Mr. Hain was also director of Wittering Limited from 2008 to 2018, each of which were engaged in asset management in the United Kingdom, Europe, Hong Kong, Singapore and the United States. Mr. Hain is currently a director of HomeChoice International Plc (Mauritius), a retailer of home furnishings to South Africans listed on the Johannesburg Stock Exchange. He is also a director and Chairman of Sound Diplomacy Holdings Ltd., a London-based music consultancy, Minois Limited, a British snack food distributor, and a partner at Laurier Partners LLP, a specialist consulting firm in London. Previously, Mr. Hain was a partner at Shadbolt Partners LLP from 2005 to 2018, a director of Majorpoint Limited from 2006 to 2014 and Kingsway Consultancy Limited from 2007 to 2017, the Non-Executive Chairman of Dundee Wealth SA (Luxembourg) from 2007 to 2009, a director of Tailwind Financial Inc. (Canada) from 2006 to 2009 and the Vice Chairman of CSS Stellar Holdings Inc. from 2005 to 2006. Mr. Hain was also the Chief Executive Officer of Invesco UK, a prominent British asset manager, from 2002 to 2004, and Chief Executive Officer of AIM Trimark, a Canadian mutual fund company, from 1998 to 2002. Mr. Hain was a member of the Executive Management Committee of Amvescap Plc (now Invesco Ltd.), from 1998 to 2005. Mr. Hain holds degrees from the University of Toronto (Innis College) and the University of Oxford (Merton College).

                Mr. Hain’s extensive experience managing investments allows him to provide our Board of Directors with valuable knowledge regarding financial markets and investment opportunities.

John “Jack” P. Hollihan, III has been a director of ARMOUR since November 2009. Mr. Hollihan was also a director of JAVELIN from June 2012 until the Merger in April 2016.  Mr. Hollihan has over 35 years of investment banking and investment experience. Mr. Hollihan has served as Executive Chairman of Litchfield Capital Holdings Inc. (Florida) since 2005, and as a board member of several privately held companies in the United States and United Kingdom. Mr. Hollihan was also a trustee of American Financial Realty Trust (NYSE: AFR) from 2005 until its sale in 2008. From 2000 to 2002, Mr. Hollihan was the Head of European Industry Investment Banking for Banc of America Securities (“BAS”), where he was a member of the BAS European Capital Committee and Board, and where he had responsibility for a loan book of approximately $8 billion. Prior to that, from 1986 to 2000, Mr. Hollihan was Head of Global Project and Asset Based Finance and Leasing at Morgan Stanley and was a member of the Morgan Stanley International Investment Banking Operating Committee. In that capacity, he managed approximately $45 billion in asset based and structured financings and leasing arrangements. Mr. Hollihan holds B.S. (Wharton) and B.A. degrees from the University of Pennsylvania, and a J.D. from the University of Virginia School of Law.

                Mr. Hollihan’s 35 plus years of investment banking and investment experience provide valuable insights and advice to our Board of Directors, particularly as it pertains to the capital markets.

Stewart J. Paperin has been a director of ARMOUR since November 2009. Mr. Paperin served as a member of Enterprise’s Board of Directors from its inception in July 2007 to its merger with ARMOUR in November 2009. Mr. Paperin was also a director of JAVELIN from June 2012 until the Merger in April 2016. Mr. Paperin currently serves as the managing member of Leopard Rock Property Group and Lion Rock Partners LLC, real property development and investment firms located in Los Angeles and San Diego, California, respectively. Mr. Paperin also served as a director of the Board of Directors of Thunder Bridge Acquisition, Ltd., a blank check company formed to acquire an operating business in the financial technology industry, until its acquisition of Hawk Parent Holdings LLC in July 2019, a full‑service provider of electronic transaction processing services. Mr. Paperin served as Executive Vice President of the Soros Foundation, a worldwide private philanthropic foundation, from

1996 to 2013, where he oversaw financial, administrative and economic development activities. From 1996 to July 2005, Mr. Paperin served as a Senior Advisor and portfolio manager for Soros Fund Management LLC, a financial services company, and from July 2005 to June 2014, he served as a consultant to Soros Fund Management LLC. From 1996 to 2007, Mr. Paperin served as a director of Penn Octane Corporation (NASDAQ: POCC), a company engaged in the purchase, transportation and sale of liquefied petroleum gas.  Prior to joining the Soros organizations, Mr. Paperin served as President of Brooke Group International, an investment firm concentrated on the former Soviet Union, from 1990 to 1993, and as Senior Vice President and Chief Financial Officer of Western Union Corporation, a provider of money transfer and message services, which was controlled by Brooke Group, from 1988 to 1990. Prior to Western Union Corporation, Mr. Paperin served as Chief Financial Officer of Timeplex Corporation, a telecommunications equipment provider, from 1986 to 1988 and of Datapoint Corporation, a computer equipment manufacturer, from 1985 to 1986. Prior to Datapoint Corporation, Mr. Paperin served as a financial officer of Pepsico Corporation (NYSE: PEP) from 1980 to 1985 and as a management consultant at Cresap McCormick & Paget from 1975 to 1980. Mr. Paperin also served as a member of the Board of Directors of Community Bankers Acquisition Corp., a blank check company formed to acquire an operating business in the banking industry. Mr. Paperin holds a B.A. degree and an M.S. degree from the State University of New York at Binghamton. He is a member of the Council on Foreign Relations and was awarded an honorary Doctor of Humane Letters by the State University of New York.

Mr. Paperin’s pertinent experience, qualifications, attributes and skills include financial literacy and expertise, and allows him to provide significant expertise in accounting and financial matters and in analyzing and evaluating financial statements.

Recommendation of the Board of Directors

ARMOUR’s Board of Directors unanimously recommends a vote “FOR” each of the ten nominees for director.

ENVIRONMENTAL, SOCIAL AND CORPORATE GOVERNANCE INFORMATION

ARMOUR’s Mortgage REIT Peer Group

We refer to the FTSE NAREIT Mortgage REIT Home Financing index of 22 companies to identify overall performance and other trends in the mortgage REIT industry. We have also identified a focused peer group of seven publicly-traded mortgage REITs that we believe are most directly comparable to ARMOUR. The peer group companies are: AGNC Investment Corp., Annaly Capital Management Inc., Anworth Mortgage Asset Corporation, Capstead Mortgage Corporation, Dynex Capital, Inc., Ellington Residential Mortgage REIT, and Western Asset Mortgage Capital Corporation. In addition to reviewing general industry trends and market and regulatory factors applicable to our Company, our management carefully reviews these specific companies periodically as part of the process of developing appropriate operating, corporate governance and compensation practices and policies for our Company.

Environmental Sustainability

We strive to contribute to a healthy, sustainable environment by utilizing resources efficiently. As an organization, we create a relatively small environmental footprint. Still, we are focused on minimizing the environmental impact of our business where possible.

ACM’s 23-member team works in 4,250 square feet of leased office space in Vero Beach, Florida. Their dedication to sustainability is reflected in the choices they make every day, including:

•	Employing LED lighting throughout the office.

•	Using Energy Star® certified computers, monitors, fixtures, and appliances.

•	Eliminating single-use plastic through recycling initiatives and providing reusable cups, glasses, cutlery, and dishes.

•	Curbing office paper usage by emphasizing electronic communications and record storage to minimize printing volume.

•	Using recycled or multiuse printing supplies.

•	Ensuring that used office supplies are recycled or otherwise disposed of in ecologically conscientious ways.

•	Encouraging alternative transportation modes, including telecommuting or biking to work and walking to lunch and outside meetings.

•	Adopting a casual dress code to limit extraneous heating and air conditioning as natural temperatures permit.

In February 2020, our Nominating and Corporate Governance Committee recommended, and our Board authorized, an amendment to the Charter of the Nominating and Corporate Governance Committee to designate the Nominating and Corporate Governance Committee with oversight of the Company’s corporate actions and disclosure, as is determined to be advisable, relating to material environmental, social and governance (“ESG”) matters that may impact the Company’s long-term performance and risk management strategies in anticipation of changing investor demands and regulatory requirements. A copy of the Nominating and Corporate Governance Committee Charter is available on ARMOUR’s website at www.armourreit.com under “Investor Relations - Governance Documents.”

Social Responsibility

Our primary social impact comes from our investment activity. As a provider of housing capital, we are honored to assist and strengthen the U.S. housing market and those seeking homeownership. Through thoughtful investment and risk management, our focus on residential real estate finance supports homeownership for a broad and diverse spectrum of Americans. We take this duty seriously, as the benefits of homeownership are wide-reaching and well documented. Homeownership has long been understood as an important part of individual wealth creation.

Improving homeownership rates stabilizes communities because homeowners are often engaged in and beneficial to their communities due to their financial and emotional investments in the space. The residential real estate market is an important part of the U.S. economy, and investing in home mortgages is a strong way to support and improve this market and the economy as a whole.

ARMOUR also recognizes its responsibility to the people we touch directly through our relationships with ACM, our vendors, and our community. To each of these relationships, we bring a commitment to professional dignity and mutual respect.

Our greatest strength and most important assets are the members of the ARMOUR team, and their overall well-being is paramount. ACM ensures its employees have a rewarding, supportive, and healthy working environment in which to thrive, and endeavors to support their success in all things. ACM provides employees with opportunities for growth and development, both in the personal and professional spheres, as well as a wide variety of resources to support their work and personal lives. ACM’s compensation and comprehensive benefits are thoughtfully designed to recognize and reward their professional skills, resulting in a low voluntary turnover rate for ARMOUR.

Corporate Governance

We are committed to corporate governance that aligns with the interests of our stockholders and other stakeholders. The Board leads this effort by example and has:

•	60% independent directors and a lead independent director.

•	20% representation of female directors.

•	ARMOUR common stock ownership targets, with a prohibition on pledging or hedging.

•	Annual election of directors.

•	Majority election and director resignation policy.

•	Written Board and Committee Charters with annual self-assessments and reviews of the Charters.

•	Regular meetings of independent directors without management and with independent auditors.

Our executive officers have ARMOUR stock awards that vest over 5 years, significant common stock ownership targets, and prohibitions on pledging or hedging their stock positions.

In July 2019, our Board appointed a second female, Ms. Z. Jamie Behar, as an independent member of the Board and member of the Audit Committee.

Investor Outreach

In our continuing effort to promote dialogue with our investors about our business, governance, and executive compensation practices, we contacted all stockholders who reportedly held 1.0% or more of our common shares outstanding. These eleven stockholders are all institutional investors and collectively held approximately 45.0% of our common shares outstanding as of March 30, 2020. According to Bloomberg, as of March 30, 2020, institutional investors held approximately 77.1% of our shares of common stock outstanding, while the other approximately 22.9% was represented largely by individual retail investors, including our directors and officers who collectively owned approximately 1.9% of our common shares outstanding. While we value the views of all of our stockholders, we believed that outreach efforts focused on our largest stockholders would provide us timely and representative insights more efficiently. As of the date hereof, none of the contacted investors has scheduled a time for a conversation with us. Institutional investors may contact us directly at investor@armourreit.com with the word “engagement” in the subject line to schedule a discussion anytime during the year. We also engage with certain individual and other investors throughout the year. We look forward to continuing constructive engagement with our stockholders on these important topics.

Majority Voting for Directors and Director Resignation Policy

Our Amended and Restated Bylaws (the “Bylaws”) provide that a director nominee will be elected by receiving the affirmative vote of the majority of votes cast on the election of such nominee on a per nominee basis in an uncontested election (which occurs when the number of director nominees is the same as the number of directors elected). The Bylaws further provide that any director nominee who is an incumbent director but who is not elected by the vote required in the Bylaws, and with respect to whom no successor has been elected, shall promptly tender his or her offer to resign to our Board for its consideration following certification of the stockholder vote. Within 90 days following certification of the stockholder vote, our Nominating and Corporate Governance Committee shall consider the tendered resignation offer and make a recommendation to our Board whether or not to accept such offer, and our Board shall act on the Nominating and Corporate Governance Committee’s recommendation. In determining whether to accept the resignation, our Nominating and Corporate Governance Committee and Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation, including, among other things, whether accepting the resignation of such director would cause the Company to fail to meet any applicable stock exchange or SEC rules or requirements. Thereafter, our Board shall promptly and publicly disclose its decision-making process regarding whether to accept the director’s resignation offer or the reasons for rejecting the resignation offer, if applicable, on a Form 8-K. A director who tenders his or her resignation shall not participate in the Nominating and Corporate Governance Committee’s recommendation or our Board’s action regarding whether to accept such resignation offer. If our Board does not accept the director’s resignation, the director will continue to serve until the next annual meeting of stockholders and until the director’s successor is duly elected and qualified or until the director’s earlier resignation as provided for in the Bylaws or removal as provided for by the Maryland General Corporate Law.

In a contested election, the director nominees who receive a plurality of votes cast will be elected as directors. Under the plurality standard, the number of persons equal to the number of vacancies to be filled who receive more votes than the other nominees are elected to our Board, regardless of whether or not they receive a majority of the votes cast.

Director and Senior Executive Officer Minimum Stock Ownership and Retention Guidelines

We have adopted a policy designed to ensure that directors and senior executive officers attain and maintain meaningful levels of stock ownership over time to better align their interests with the interests of ARMOUR’s stockholders. We have established stock ownership targets for non-management directors to beneficially own ARMOUR common shares with a basis equal to a minimum of three times their annual base cash retainer (currently $66,000), or $198,000. The targets for each of our Co-Chief Executive Officers, our Chief Financial Officer and Chief Investment Officer are $2,000,000, $1,000,000 and $750,000, respectively. Target ownership levels are to be achieved within five years or less from the date the policy was adopted or, in the case of our new director appointed in July 2019, within five years or less from the date the director was appointed. We have also adopted a policy for our directors and senior executive officers that all ARMOUR shares received as compensation (on an after tax basis) are to be retained until the individual’s share ownership targets are met. As of the date of this proxy statement, all but one of our directors and all of our senior executive officers are in compliance with this policy and have achieved their stock ownership targets.
Policy Prohibiting Hedging and Pledging

We have adopted a policy prohibiting the hedging and pledging of our securities, which applies to all officers and directors of the Company and provides that such individuals are prohibited from (i) engaging in any hedging transactions (including short-selling, options, puts, and calls, as well as derivatives such as swaps, forwards, and futures transactions) with respect to securities of the Company, and (ii) making or maintaining any pledges of securities of the Company or otherwise holding securities of the Company in a margin account, except with respect to any securities that were already pledged as of the date of adoption of the policy. As of the date of this proxy statement, all of our directors and executive officers are in compliance with this policy. In addition, no securities beneficially owned by our officers and directors are pledged.

Independence of Directors

We adhere to the rules of the NYSE in determining whether a director is independent. The NYSE requires that a majority of our Board of Directors be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of our Board of Directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, our Board of Directors has affirmatively determined that Mses. Downey and Behar and Messrs. Guba, Hain, Hollihan and Paperin are independent directors.

Role of the Board of Directors; Risk Management

Our Board of Directors plays an active role in overseeing management and representing the interests of stockholders. The roles of Chief Executive Officer and Chair of the Board are held by different individuals. Management, which is responsible for day-to-day risk management, conducts a risk assessment of our business annually. The risk assessment process is global in nature and has been developed to identify and assess our risks, including the nature of the risk, as well as to identify steps to mitigate and manage each risk. Oversight responsibility for each risk is allocated among the full Board of Directors and its committees, and specific Board of Director and committee agendas are developed accordingly.

Board Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee and adopted Charters for each of these committees. The Audit Committee has four directors and each of the other committees has three directors. All committees are composed exclusively of independent directors, as defined by the listing standards of the NYSE. Also, our Board of Directors has affirmatively determined that each member of our Compensation Committee is independent for Compensation Committee purposes based on the more stringent independence standards imposed by applicable NYSE and SEC rules. Such individuals are intended to be, to the extent required by Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), non-employee directors and will, at such times as we are subject to Section 162(m) of the Internal Revenue Code (the “Code”), qualify as outside directors for purposes of Section 162(m) of the Code.

Board and Committee Meetings

During the year ended December 31, 2019, our Board of Directors held four meetings and acted by written consent in lieu of a meeting on thirteen occasions. Our Audit Committee held four meetings, our Compensation Committee held three meetings and our Nominating and Corporate Governance Committee held two meetings. Each of our directors attended at least 75% of the meetings of the Board of Directors and of the Board’s committees on which they served during 2019. The Company has not previously had a policy with regard to Board members' attendance at annual meetings. Our two management directors attended last year's meeting. The Company will encourage all of its non-management directors to attend this year's virtual annual meeting.

Lead Independent Director

Our independent directors have designated Thomas K. Guba as our lead independent director. The lead independent director coordinates the activities of our other independent directors. In addition to the duties of all members of the Board of Directors, the lead independent director has the following additional responsibilities and authority:

•	presiding at meetings of the Board of Directors in the absence of, or upon the request of, the Chairman;

•	scheduling, developing the agenda for, and presiding at executive sessions of the independent directors;

•	advising the Chairman and/or the Board of Directors as to the decisions reached, if any, at each executive session;

•	serving as the principal liaison between the independent directors, the Chairman and the Co-Chief Executive Officers;

•
advising the Chairman as to the quality, quantity and timeliness of the information submitted by the Company’s management that is necessary or appropriate for the independent directors to effectively and responsibly perform their duties;

•	assisting the Board of Directors and the Nominating and Corporate Governance Committee in better ensuring compliance with and implementation of our Corporate Governance Guidelines; and

•	recommending to the Chairman, at the direction of the independent directors, the retention of outside advisors and consultants who report directly to the Board of Directors on Board-wide issues.

Our Board of Directors has adopted a lead independent director charter. A copy of the lead independent director charter is available on ARMOUR’s website at www.armourreit.com under “Governance Documents.”

Audit Committee

The members of our Audit Committee are Messrs. Paperin, Hain and Hollihan and Ms. Behar, with Mr. Paperin serving as chairman. The Audit Committee is responsible for, among other things:

•	engaging independent certified public accountants;

•	reviewing with the independent certified public accountants the plans and results of the audit engagement;

•	approving professional services provided by the independent certified public accountants;

•	reviewing the independence of the independent certified public accountants;

•	considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls;

•	reviewing and approving the Company’s related party transactions; and

•	preparing Audit Committee reports.

A copy of the Audit Committee Charter is available on ARMOUR’s website at www.armourreit.com under “Investor Relations - Governance Documents.”

Financial Experts on Audit Committee

The Audit Committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined by the NYSE listing standards and Rule 10A-3(b)(1) of the Exchange Act. The definition of “financially literate” generally means being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. Our Board has determined that each member of our Audit Committee is financially literate under the NYSE listing standards and Rule 10A-3(b)(1) of the Exchange Act.

In addition, a listed company must certify to the NYSE that the Audit Committee will have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. Our Board of Directors has determined that Mr. Paperin satisfies the definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Compensation Committee

The Compensation Committee consists of Messrs. Hollihan, Guba and Paperin. Mr. Hollihan chairs our Compensation Committee. The Compensation Committee is responsible for, among other things:

•	evaluating the performance of our officers;

•	reviewing and approving any compensation payable to our officers;

•	reviewing and recommending to our Board of Directors any compensation for our directors;

•	evaluating the performance of our external manager, ACM;

•	reviewing the compensation and fees payable to ACM under the management agreement between the Company and ACM;

•	administering the issuance of any common stock or other equity awards issued to our officers and directors and personnel of ACM who provide services to us;

•	reviewing and discussing with management disclosures under the “Compensation Discussion and Analysis,” as required by the SEC; and

•	preparing Compensation Committee reports.

A copy of the Compensation Committee Charter is available on ARMOUR’s website at www.armourreit.com under “Investor Relations - Governance Documents.”

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2019, Messrs. Hollihan, Guba and Paperin served as the members of the Compensation Committee. Each of the members of the Compensation Committee is an independent director as required under NYSE listing standards. No member of the Compensation Committee is a current or former officer or employee of ours or any of our subsidiaries. There were no relationships during the 2019 fiscal year and no transactions during the 2019 fiscal year between us and any of the directors who served as members of the Compensation Committee for any part of the 2019 fiscal year that would require disclosure by us under the SEC rules requiring disclosure of certain relationships and related-party transactions.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Messrs. Hain and Guba and Ms. Downey. Mr. Hain chairs our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for, among other things:

•	seeking, considering and recommending to the Board qualified candidates for election as directors;

•	periodically preparing and submitting to our Board of Directors for adoption the committee’s selection criteria for director nominees;

•	reviewing and making recommendations on matters involving the general operation of our Board of Directors and our corporate governance;

•
oversight of corporate actions and disclosure, as is determined to be advisable, relating to material ESG matters that may impact long-term performance and risk management strategies in anticipation of changing investor demands and regulatory requirements;

•	annually recommending to the Board nominees for each committee of the Board; and

•	facilitating the assessment of the Board’s performance as a whole and of the individual directors and reporting thereon to our Board of Directors.

The Nominating and Corporate Governance Committee will identify, evaluate and recommend candidates to become members of the Board with the goal of creating a Board with a broad and diverse set of skills, expertise, experience, and background, among other things, and will include his or her independence pursuant to the requirements of the NYSE as part of its criteria. Recommendations for Board candidates may also be submitted to the Nominating and Corporate Governance Committee by the Company’s stockholders in accordance with the Company’s policy set forth in the Nominating and Corporate Governance Committee Charter. Candidates will be reviewed in the context of current composition of the Board, the operating requirements of the Company and the long-term interests of the Company’s stockholders. A copy of the Nominating and Corporate Governance Committee Charter is available on ARMOUR's website at www.armourreit.com under “Investor Relations - Governance Documents.”

Director Compensation

Annual Cash Retainer and Equity Compensation. In 2019, we paid our non-management directors an annual retainer of $132,000; 50%, or $66,000 of this retainer, was payable in cash and 50%, or $66,000 of this retainer, was payable in common stock, cash, or a combination of stock and cash (e.g. to cover estimated income taxes) at the option of the director.

Committee Annual Cash Retainers. In 2019, we paid our lead independent director, Mr. Guba, an annual retainer of $35,000 in cash for the additional Board responsibilities associated with that role and paid an annual retainer of $35,000 in cash to Mr. Staton as our non-executive chairman as well as $25,000 in cash each to Mr. Hollihan as our Compensation Committee chairman and Mr. Hain as our Nominating and Corporate Governance Committee chairman for the additional Board responsibilities associated with those roles. Also, in 2019, we paid to Mr. Paperin as our Audit Committee chairman $70,000 in cash and paid each of our other Audit Committee members $35,000 in cash for the additional responsibilities associated with their Audit Committee roles.

2017 Equity Grants. In 2017, our Compensation Committee and Board of Directors approved a grant totaling 12,200 shares of stock to each of our non-management directors under ARMOUR’s Second Amended and Restated 2009 Stock Incentive Plan (the “Plan”) pursuant to the time-based vesting schedules as follows:

•
with respect to Messrs. Paperin, Hollihan, Hain and Guba and Ms. Downey, 1,500 shares vested on February 20, 2018 with an additional 1,500 shares vesting on each following May 20, August 20, November 20, and February 20, through May 20, 2019. On August 20, 2019, 1,600 shares vested and an additional 1,600 shares vested on November 20, 2019. All 12,200 shares of stock were fully vested on November 20, 2019;

•	with respect to Ms. Behar, 6,100 shares were granted in July 2019 upon appointment as a director, and all fully vested on November 20, 2019; and

•
with respect to Messrs. Staton and Bell: 600 shares vested on February 20, 2018 with an additional 600 shares vesting on each following May 20, August 20, November 20, and February 20, through May 20, 2022. On August 20, 2022, 700 shares will vest, with an additional 700 shares vesting on November 20, 2022, at which time all stock shall have vested.

January 2020 Equity Grants. In January 2020, our Compensation Committee and Board of Directors approved a grant totaling 18,000 shares of stock with substantially the same terms as the 2017 grants to each of our non-management directors under the Plan pursuant to the time-based vesting schedules as follows:

•
with respect to Messrs. Paperin, Hollihan, Hain and Guba, and Mses. Behar and Downey, 2,250 shares vested on February 20, 2020 with an additional 2,250 shares vesting on each following May 20, August 20, November 20, through November 20, 2021, at which time all shares shall have vested; and

•
with respect to Messrs. Staton and Bell: 900 shares vested on February 20, 2020 with an additional 900 shares vesting on each following May 20, August 20, and November 20, through November 20, 2024, at which time all shares shall have vested.

Directors may elect to receive a portion of their awards in cash solely to cover estimated income taxes due on vested stock. See the section titled, “Executive Officer Compensation,” for information on the stock grants we made to our executive officers in 2017 and 2020.

Non-Management Director Compensation and Deferral Program. In December 2019, the Compensation Committee recommended and the Board approved, the Non-Management Director Compensation and Deferral Program (the “Deferral Program”). The Deferral Program became effective on January 1, 2020, so no directors participated during 2019. Under the Deferral Program, each non-management director may elect to receive all or a portion of his or her annual cash retainers, including committee annual cash retainers, either in cash, in shares of unrestricted stock, or in fully-vested restricted stock units. Non-management directors must make the election in writing in advance of the calendar year to which the election relates (or, when a non-management director joins the Board, within 30 days of joining the Board). The shares of unrestricted stock and/or the deferred restricted stock units, if chosen, will be granted to the non-management director at the end of each calendar quarter based on the cash retainer earned for that quarter and converted into a number of shares or units based on the closing price for the common stock on the NYSE on such date. If a non-management director chooses to receive fully-vested deferred stock units, the director’s election must also indicate (1) when the units will be settled, such as the director’s separation from service (including retirement), a specified future date, or January 1st of the year following a chosen anniversary of the grant date, and (2) whether the units will be settled in a lump sum or in annual installments (not to exceed 10 years). Notwithstanding a director’s election, the deferred stock units will be settled in a lump sum upon the director’s earlier death or disability or upon an earlier change of control of ARMOUR. In any event, the deferred stock units will be settled in shares of common stock.

The Compensation Committee is committed to the ongoing review and evaluation of our non-executive director compensation levels and program. We have adopted a policy designed to ensure that non-executive directors attain and maintain meaningful levels of stock ownership over time to better align their interests with the interests of ARMOUR’s stockholders. We have established stock ownership targets for non-executive directors to beneficially own ARMOUR common shares with a basis equal to a minimum of three times their annual base cash retainer (currently $66,000), or $198,000. Target ownership levels are to be achieved within five years or less from the date the policy was adopted or, in the case of our new director appointed in July 2019, within five years or less from the date the director was appointed. All ARMOUR shares received as compensation (on an after tax basis) are to be retained until the individual’s share ownership targets are met. As of the date of this proxy statement, all but one of our directors and all of our senior executive officers are in compliance with this policy and have achieved their stock ownership targets.

We have also adopted a policy prohibiting the hedging and future pledging of our securities by our directors, which provides that such individuals are prohibited from (i) engaging in any hedging transactions (including short-selling, options, puts, and calls, as well as derivatives such as swaps, forwards, and futures transactions) with respect to securities of the Company, and (ii) making or maintaining any pledges of securities of the Company or otherwise holding securities of the Company in a margin account, except with respect to any securities that were already pledged as of the date of adoption of the policy. As of the date of this proxy statement, all of our directors and senior executive officers are in compliance with this policy. In addition, no securities beneficially owned by our directors and executive officers are pledged.

We do not have, and we do not currently intend to adopt, any plans or programs for our directors that provide for pension benefits.

Any member of our Board of Directors who is also an officer of ARMOUR or an officer or employee of ARMOUR's affiliates does not receive any compensation from us for serving on our Board of Directors. All members of our Board are reimbursed for their costs and expenses of serving on the Board, including costs and expenses of attending all meetings of our Board and our committees.

The following table summarizes the compensation that we paid to our non-executive directors in 2019.

2019 Director Compensation Table

Name	Stock Awards (1)	Directors Fees Earned or Paid in Stock (2)	Total Amount Paid in Stock	Directors Fees Earned or Paid in Cash (3)	Total
Daniel C. Staton	$59,568	$66,000	$125,568	$120,025	$245,593
Marc H. Bell	$59,568	$33,000	$92,568	$118,020	$210,588
Z. Jamie Behar (4)	$114,131	$33,000	$147,131	$54,649	$201,780
Carolyn Downey	$76,942	$66,000	$142,942	$129,766	$272,708
Thomas K. Guba	$153,884	$66,000	$219,884	$108,708	$328,592
Robert C. Hain	$76,942	$—	$76,942	$255,404	$332,346
John P. Hollihan, III	$92,330	$39,600	$131,930	$204,960	$336,890
Stewart J. Paperin	$153,884	$66,000	$219,884	$143,708	$363,592

(1)	Represents the grant date fair value of vested stock awards issued in 2019 computed in accordance with FASB ASC Topic 718.

(2)
Represents annual stock fees of up to $66,000. Certain of our non-executive directors elected to receive a portion of their stock fees in cash to cover estimated income taxes due on vested stock. Shares are distributed quarterly with the actual number of shares being based on the reported closing trade price of ARMOUR common stock on the NYSE at the end of each quarter.

(3)	Includes annual cash fees, cash elections in lieu of stock fees and cash dividends paid on unvested stock awards.

(4)	Ms. Behar was appointed to the Board in July 2019.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all our directors and officers. We do not have any employees. The code of business conduct and ethics is available at our website at www.armourreit.com under “Investor Relations - Governance Documents.” Any amendments or waivers thereto will be provided on our website within four business days following the date of the amendment or waiver. Information provided on our website is not part of this proxy statement and not incorporated herein.

Corporate Governance Guidelines

Our Board of Directors has adopted a set of corporate governance guidelines, which provide a framework within which the Board and its committees direct the affairs of ARMOUR. The corporate governance guidelines address the roles of the Board and management, functions of the Board, qualifications for directors, director independence, ethics and conflicts of interest, among other matters. The corporate governance guidelines are available at our website at www.armourreit.com under “Investor Relations - Governance Documents.”

Requesting Corporate Governance Documents

Our code of business conduct and ethics, corporate governance guidelines and lead independent director and committee charters are available at our website at www.armourreit.com. Copies of these documents are also available in print to any stockholder who requests them. Requests should be sent to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: James R. Mountain.

Communication with the Board of Directors, Independent Directors and the Audit Committee

Our Board of Directors may be contacted by any party via mail at the address listed below:

Chairman
Board of Directors
ARMOUR Residential REIT, Inc.
3001 Ocean Drive, Suite 201
Vero Beach, Florida 32963

We believe that providing a method for interested parties to communicate directly with our lead independent director, rather than the full Board, would provide a more confidential, candid and efficient method of relaying any interested party’s concerns or comments. The lead independent director and the independent directors can be contacted by any party via mail at the address listed below:

Lead Independent Director
ARMOUR Residential REIT, Inc.
3001 Ocean Drive, Suite 201
Vero Beach, Florida 32963

The Audit Committee has adopted a process for anyone to send communications to the Audit Committee with concerns or complaints concerning our Company’s regulatory compliance, accounting, audit or internal controls issues. The Audit Committee can be contacted by any party via mail at the address listed below:

Chairman
Audit Committee
ARMOUR Residential REIT, Inc.
3001 Ocean Drive, Suite 201
Vero Beach, Florida 32963

Relevant communications are distributed to the Board, or to any individual director or directors, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, our Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded or redirected, as appropriate, such as: business solicitations or advertisements; junk mail and mass mailings; resumes and other forms of job inquiries; spam; and surveys. In addition, material that is unduly hostile, threatening, potentially illegal or similarly unsuitable will be excluded; however, any communication that is excluded will be made available to any outside director upon request.

ARMOUR’S EXECUTIVE OFFICERS
The following is a list of individuals serving as named executive officers of ARMOUR (collectively, the “named executive officers” and individually, each a “named executive officer”) during 2019 and as of the date of this proxy statement. All named executive officers serve at the discretion of our Board of Directors.

Name	Age	Position
Scott J. Ulm	61	Co-Chief Executive Officer, Co-Vice Chairman and Chief Risk Officer
Jeffrey J. Zimmer	62	Co-Chief Executive Officer, Co-Vice Chairman and President
James R. Mountain	60	Chief Financial Officer and Secretary
Mark R. Gruber	44	Chief Investment Officer
Gordon M. Harper	53	Vice President of Finance, Controller and Treasurer

Please refer to the biographical information for Mr. Ulm and Mr. Zimmer listed above in the section titled “Director Nominees.” The biographical information for Messrs. Mountain, Gruber and Harper are provided below.

James R. Mountain has been the Chief Financial Officer of ARMOUR since September 2012 and the Secretary of ARMOUR since March 2014. Mr. Mountain was previously the Treasurer of ARMOUR from September 2012 to February 2020. Mr. Mountain has also been the Chief Financial Officer of ACM (and its predecessor, ARRM), since September 2012. Mr. Mountain has been the Chief Financial Officer and Treasurer of JAVELIN since September 2012 and has been the Secretary of JAVELIN since March 2014. Mr. Mountain has also served as a manager of LANCE Indemnity Company LLC, a wholly-owned insurance subsidiary of JAVELIN (“LANCE”), since inception in May 2014. LANCE provides D & O insurance coverage to the directors of ARMOUR. Mr. Mountain has also served as the Chief Financial Officer and Secretary of SBBC since January 2015. Mr. Mountain also serves as Chief Financial Officer, Treasurer and Secretary for, and is a member of, BUCKLER. Mr. Mountain joined ARMOUR after having spent over 30 years at Deloitte. Mr. Mountain has significant experience in securitization transactions, having been involved in that market since its inception in the mid-1980s, and helped to build Deloitte’s securitization practice. With significant experience in all facets of complex and structured financial transactions, he was also involved in the early development of Deloitte’s global capital markets practice. In these roles, he advised his partners and clients on both the buy-side and sell-side of the capital markets, as well as their regulators, regarding the financial reporting, control, valuation, risk management, and strategic aspects of cutting-edge financial transactions. Mr. Mountain also previously served as a partner in Deloitte’s national office, where he supervised the review and consultation process relating to securities offerings by banks, thrifts, securities dealers, insurance companies, and investment companies. Mr. Mountain earned his Bachelor of Arts degrees in accounting and in economics from the University of Montana, as well as his M.B.A. degree from the University of California, Berkeley. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. Mr. Mountain is a Trustee and Treasurer of the University of Montana Foundation and previously chaired the Foundation’s investment committee and its audit and finance committee.

Mark R. Gruber has been the Chief Investment Officer of ARMOUR since March 2018 and was the Chief Operating Officer from September 2013 until March 2020. Mr. Gruber was also the Head of Portfolio Management of ACM (and its predecessor, ARRM) since June 2010 and its Chief Operating Officer from September 2013 until March 2020. Mr. Gruber was Head of Portfolio Management from 2012 to March 2018 when he became its Chief Investment Officer. Mr. Gruber has also served as a manager of LANCE, since its inception in May 2014. Mr. Gruber has also served as the Head of Portfolio Management of SBBC since January 2015. Mr. Gruber is a member of BUCKLER and also serves as Chief Operations Officer for BUCKLER. From April 2008 until joining ACM in June 2010, Mr. Gruber managed an approximately $1.1 billion mortgage portfolio for Penn Mutual Life Insurance. From June 2005 to March 2008, Mr. Gruber was Vice-President of Research and Trading at Bimini Capital Management, Inc., a publicly traded REIT that managed approximately $4 billion in agency mortgage assets. Mr. Gruber previously worked for Lockheed Martin at the Knolls Atomic Power Laboratory where he was an engineer for the Naval Nuclear Propulsion Program. Mr. Gruber holds an M.B.A. degree with University Honors from the

Tepper School of Business at Carnegie Mellon, an M.S. degree in Mechanical and Aerospace Engineering from the University of Virginia, and a B.S. degree in Mechanical Engineering with High Honors from Lehigh University.

Gordon M. Harper has been the VP of Finance and Controller of ARMOUR since December 2015 and became a named executive officer of the Company in February 2017. In February 2020, Mr. Harper became the Treasurer of ARMOUR. Mr. Harper has also been the VP of Finance and Controller of ACM since December 2015. Mr. Harper has also served as Controller for BUCKLER since 2017. Mr. Harper joined ARMOUR after a career at Deloitte spanning 25 years. At Deloitte, Mr. Harper was an audit client service partner serving banking and insurance clients in the United States, Canada and the Caribbean. His experience includes advising companies on internal control matters including Sarbanes-Oxley 404 requirements as well as GAAP and International Financial Reporting Standards and public company regulatory and securities reporting requirements. He has advised and assisted on complex accounting matters, mergers and acquisitions, divestitures, due diligence, and securities filings in the United States, Canada and Europe. Mr. Harper is a Chartered Professional Accountant Ontario, and a Certified Public Accountant, Illinois. He holds a Bachelor of Commerce (Honours), from Queen’s University.

EXECUTIVE OFFICER COMPENSATION
Compensation Discussion and Analysis

This compensation discussion and analysis describes our compensation objectives and policies in relation to compensation received for the year ended December 31, 2019 by our named executive officers, which during the year consisted of Scott J. Ulm, our Co-Chief Executive Officer, Co-Vice Chairman and Chief Risk Officer, Jeffrey J. Zimmer, our Co-Chief Executive Officer, Co-Vice Chairman and President, James R. Mountain, our Chief Financial Officer and Secretary, Mark R. Gruber, our Chief Investment Officer and Gordon M. Harper, our Vice-President of Finance, Controller and Treasurer.

At our 2019 annual meeting of stockholders, we provided our stockholders with a proposal to approve, on an advisory basis, the compensation of our named executive officers. An overwhelming majority of our stockholders (approximately 94%) that voted at the annual meeting of stockholders with respect to this advisory, non-binding vote, approved the compensation of our named executive officers as described in our proxy statement for our 2019 annual meeting of stockholders.

2019 Executive Compensation

Based upon the results of the advisory vote, our investor outreach and a review of our 2019 compensation policies, we believe that our 2019 compensation policies and decisions are consistent with the compensation philosophy and objectives discussed below and effectively align the interests of our named executive officers and other key professionals with the long-term goals of the Company. We are managed by ACM pursuant to management agreements between ACM and ARMOUR (collectively, the “Management Agreements”). We do not have any employees whom we compensate directly with salaries, bonuses or other compensation. Our named executive officers, who are employees of ACM, do not receive cash compensation directly from us for serving as executive officers, but are primarily compensated by ACM for services they perform for ACM and for us as our named executive officers. Pursuant to the terms of the Management Agreements, ACM provides us with executive personnel, including the individuals who act as our executive officers. We compensate ACM for these services and all other services performed by ACM pursuant to the Management Agreements through payments of management fees and reimbursements and awards under the Plan described below. We have limited our role in compensating our named executive officers to granting equity compensation. See the section in this proxy statement below titled, “Certain Relationships and Related Party Transactions” for a further description of the Management Agreements, the relationships between ACM and ARMOUR, the management fees that we pay to ACM, and how ACM compensates our named executive officers. The pay ratio disclosure rules of Item 402(u) of Regulation S-K requires an issuer to disclose the ratio of the total compensation of the median employee of the issuer and its consolidated subsidiaries, if any, to the total compensation of the issuer’s Chief Executive Officer. Because we are externally-managed and therefore have no employees, we do not believe such pay ratio disclosure would provide meaningful information to our stockholders and, therefore, do not provide this disclosure in the proxy statement.

Mr. Ulm and Mr. Zimmer do not receive any cash compensation from us for their services as our executive officers, and we do not specifically reimburse ACM for cash compensation paid to Mr. Ulm and Mr. Zimmer. Mr. Ulm and Mr. Zimmer are, however, substantial equity holders of ACM and, accordingly, have an interest in the profits and losses of ACM from its past, present and future investments and businesses. Equity returns to the equity holders of ACM are not directly related to services rendered by Mr. Ulm and Mr. Zimmer to ACM or us and would be distributed to such equity holders even if they did not personally perform any services for ACM or us. The payments made to Mr. Ulm and Mr. Zimmer are paid by ACM to them as partnership distributions. Such partnership distributions fluctuate each year based on the net operating cash flow of ACM and ACM’s overall investment and financing decisions.

Mr. Mountain, Mr. Gruber and Mr. Harper also do not receive cash compensation directly from us, and we also do not reimburse ACM for cash compensation paid to them. Mr. Mountain, Mr. Gruber and Mr. Harper do, however, receive compensation directly from ACM in the form of salaries and bonuses. Such compensation amounts are determined by ACM and not by us, our Board or the Compensation Committee. In determining such salaries and bonuses, ACM considers the general compensation practices in our industry, including anticipated compensation requirements of other candidates who could potentially fill the positions, as well as the relative and absolute financial performance of ARMOUR and each person's role in the achievement of that performance, and the nature and results of their contribution to ACM business activities unrelated to ARMOUR.

During 2019, our five named executive officers as a group received aggregate salaries of $1,623,000 and aggregate cash bonuses of $1,755,000 from ACM. These salaries and bonuses were paid to Messrs. Mountain, Gruber and Harper. Messrs. Zimmer and Ulm did not receive salaries or bonuses from ACM in 2019. Our five named executive officers also received aggregate realized incentive compensation consisting of the value of vested shares and dividend equivalent payments on unvested shares of $2.0 million during 2019. For context, ARMOUR paid aggregate management fees to ACM of $29.5 million during 2019.

Notwithstanding the fact that we do not pay cash compensation to our named executive officers, our Compensation Committee may award equity compensation directly to our executive officers, ACM employees or to ACM for awards to ACM employees serving us, in addition to the management fees we pay ACM. In making the determination of whether or not to award equity compensation, our Compensation Committee takes into account, among other things, the management fees we pay to ACM and individual and company performance, both on an absolute basis and relative to our peers.

In 2017, our Compensation Committee and Board of Directors approved a grant totaling 122,000 shares of stock to each of Mr. Zimmer and Mr. Ulm, 61,000 shares of stock to each of Mr. Mountain and Mr. Gruber and 20,600 shares of stock to Mr. Harper, under the Plan pursuant to the time-based vesting schedules as follows:

•
with respect to Messrs. Zimmer and Ulm, 6,100 shares began vesting on February 20, 2018 with an additional 6,100 shares vesting on each following May 20, August 20, November 20, and February 20, through November 20, 2022, at which time all stock shall have vested;

•
with respect to Messrs. Mountain and Gruber, 3,000 shares began vesting on February 20, 2018 with an additional 3,000 shares vesting on each following May 20, August 20, November 20, and February 20, through May 20, 2020. On August 20, 2020, 3,100 shares will vest, with an additional 3,100 shares vesting on each following November 20, February 20, May 20, and August 20 through November 20, 2022, at which time all stock shall have vested; and

•
with respect to Mr. Harper, 1,000 shares began vesting on February 20, 2018 with an additional 1,000 shares vesting on each following May 20, August 20, November 20, and February 20, through May 20, 2021. On August 20, 2021, 1,100 shares will vest, with an additional 1,100 shares vesting on each following November 20, February 20, May 20, and August 20, through November 20, 2022, at which time all stock shall have vested.

Officers may elect to receive a portion of their award in cash solely to cover estimated income taxes due on vested stock.

The Plan is used to align the interests of our named executive officers and other key professionals with our long-term goals. Our named executive officers’ compensation is derived from the stock awards previously granted to them in 2017, 2013, 2012 and 2011 by our Board of Directors, upon the recommendation of the Compensation Committee, pursuant to our Plan, which vest or vested on a quarterly basis over 20 quarters. We believe that the equity compensation program provides the appropriate balance to encourage long-term performance without excessive risk-taking.

Incentive equity awards under the Plan vest over time and require continued service to ARMOUR.

Our success is dependent, in large part, on our ability through our Management Agreements with ACM and our equity incentive program to attract, motivate and retain high-performing senior executives who are committed to our core values of stockholder value, prudent risk-taking and integrity. The REIT and mortgage investment industry is highly competitive and attracting and retaining experienced professionals represents a comparative advantage. We compete with a large number of REIT companies, funds, financial institutions and specialty finance companies for executive talent which has significant career mobility. Many of those companies are privately owned and/or have significantly larger market capitalization than we do. Accordingly, they may have significantly more flexibility and resources as it relates to compensating their key professionals. We are a specialized company in a highly competitive industry and our ability to attract, retain and reward our executive officers and other key professionals is essential to maintaining our competitive position. We strongly believe that offering incentives in the form of equity awards is critical to our ability to do so and aligns the interests of our named executive officers and other key professionals with those of our stockholders.

We have historically limited equity compensation to our named executive officers and other key professionals because, among other reasons, we have determined that: (i) these program participants have the greatest impact on our long-term performance; (ii) we have a limited ability to offer equity compensation without undue dilution of existing stockholders, and (iii) equity compensation grants that are subject to the restrictive requirements of our equity compensation program are of limited value in compensating ACM’s administrative and clerical employees.

The Compensation Committee’s objectives in developing and administering our equity compensation program are to:

•	focus decision-making and behavior on goals that are consistent with our overall business strategy without threatening the long-term viability of our company;

•	attract, retain and motivate highly-skilled executive officers that will contribute to our successful performance;

•	align the interests of our named executive officers with the interests of our stockholders by motivating executives to increase long-term stockholder value;

•	provide compensation opportunities that are competitive within industry standards thereby reflecting the value of the position in the marketplace;

•	support a culture committed to paying for performance where compensation is commensurate with the level of performance achieved; and

•
maintain flexibility and discretion to allow us to recognize the unique characteristics of our operations and strategy, and our prevailing business environment, as well as changing labor market dynamics.

We take a disciplined approach to the expense management of our compensation programs. The Compensation Committee has historically limited, and intends to continue to limit, the total equity awards granted in any given year to no more than 1.25% of the weighted-average shares of common stock outstanding for the year. For fiscal years 2019, 2018, 2017, 2016, 2015, 2014, 2013 and 2012, our burn rate (which is total equity awards granted in a fiscal year divided by total weighted-average shares of common stock outstanding for the year) was 0.01%, 0%, 1.19%, 0%, 0%, 0%, 0.35% and 0.29% (since no equity awards were granted in 2018, 2016, 2015 or 2014), respectively. Some analysts weight full value awards, such as those granted by ARMOUR, more heavily than equity option awards. For example, weighting our awards by a factor of 2.5 results in an adjusted burn rate of 0.03% 0%, 2.98%, 0%, 0%, 0%, 0.88% and 0.73%, respectively. Our awards to date vest ratably over a period of 20 quarters. These vesting schedules are designed to both further the retention, incentive and goal alignment objectives of the awards as well as to appropriately apportion the expense of the awards. The resulting realized dilution rate (which is the total shares issued net of withholdings divided by total weighted-average shares of common stock outstanding for the year) was 0.19% 0.24%, 0.09% 0.11%, 0.10%, 0.08%, 0.08%, and 0.05%, respectively.

We have proactively managed the overall affordability of our equity compensation programs to limit dilutive effects to our stockholders and, in each year since our initial public offering, have consistently returned a significant amount of cash to our stockholders through dividends and, from 2013 through 2019, share repurchases. Dividends paid on our common stock totaled approximately $1.5 billion for 2019, 2018, 2017, 2016, 2015, 2014, 2013, 2012, 2011 and 2010. The total dilutive charges to equity awarded under the Plan was approximately $2.7 million during the year ended December 31, 2019.

The ability to appropriately use our stock as part of our compensation program is also important to our continued success because it fosters a pay-for-performance culture, which is an important element of our overall compensation program. We believe that equity compensation motivates our named executive officers and other key professionals to create stockholder value because the value they realize from equity compensation is based on our common stock performance.

The Compensation Committee will consider placing conditions on the granting and vesting of future awards based on meeting appropriate performance targets focused on our absolute and relative performance compared to comparable companies.

The Compensation Committee is committed to the ongoing review and evaluation of our named executive officer compensation levels and program. We have adopted a policy designed to ensure that senior executive officers attain and maintain meaningful levels of stock ownership over time to better align their interests with the interests of ARMOUR’s stockholders. As a result, we have established stock ownership targets for each of our Co-Chief Executive Officers, our Chief Financial Officer and Chief Investment Officer to beneficially own ARMOUR common shares with a basis equal to a minimum of $2,000,000, $1,000,000 and $750,000, respectively. All executive officers have achieved their target ownership levels as of December 31, 2019. We have also adopted a policy for our senior executive officers that all ARMOUR shares received as compensation (on an after tax basis) are to be retained until the individual’s share ownership targets are met.

We have also adopted a policy prohibiting the hedging and future pledging of our securities by our officers, which provides that such individuals are prohibited from (i) engaging in any hedging transactions (including short-selling, options, puts, and calls, as well as derivatives such as swaps, forwards, and futures transactions) with respect to securities of the Company, and (ii) making or maintaining any pledges of securities of the Company or otherwise holding securities of the Company in a margin account, except with respect to any securities that were already pledged as of the date of adoption of the policy.

It is the Compensation Committee’s view that compensation decisions are best made after a deliberate review of Company and individual performance, as well as mortgage REIT industry compensation levels, within the risk parameters established by management and the Board of Directors. Consistent with this view, the Compensation Committee periodically assesses our performance within the context of the mortgage REIT industry’s overall performance and internal performance standards and evaluates individual executive officer performance relative to the performance expectations for their respective position.

The Compensation Committee makes all equity compensation decisions related to the named executive officers. When making equity compensation decisions for our named executive officers, the Compensation Committee seeks input from members of the Board of Directors and, with respect to our non-CEO executive officers, Scott J. Ulm and Jeffrey J. Zimmer, our Co-Chief Executive Officers. The Compensation Committee engages in discussions and makes final determinations related to equity compensation paid to the named executive officers.

ARMOUR Second Amended and Restated 2009 Stock Incentive Plan

In 2009, we adopted the Plan to attract, retain and reward directors, officers and other employees, and other persons who provide services to us (“Eligible Individuals”). The Board initially allocated up to 31,250 shares to be available under the Plan. On July 18, 2011, our stockholders approved an amendment to the Plan to increase the number of shares issuable thereunder from 31,250 shares to 250,000 shares and the Plan was amended accordingly. The Plan was further amended on May 8, 2014, when our stockholders approved an increase in the number of shares issuable thereunder from 250,000 shares to 1,875,000 shares. The Plan allows us to grant a variety of stock-based and cash-based awards to Eligible Individuals.

The Plan is administered by the Compensation Committee. The Compensation Committee has the full authority to administer and interpret the Plan, to authorize the granting of awards, to determine the eligibility to receive an award, to determine the number of shares of common stock to be covered by each award (subject to the limitations provided in the Plan), to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the Plan), to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. In connection with this authority, the Compensation Committee may, among other things, establish required periods of employment and/or performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. The Compensation Committee administering the Plan is composed exclusively of individuals intended to be, to the extent required by Rule 16b-3 of the Exchange Act, non-employee directors and that will, at such times as we are subject to Section 162(m) of the Code, qualify as an outside director for purposes of Section 162(m) of the Code.

Available Shares

The Plan provides for grants of common stock, restricted shares of common stock, stock options, performance shares, performance units, restricted stock units (“RSUs”), stock appreciation rights and other equity-based and cash-based awards. The total number of shares of common stock that may be issued under the Plan is 1,875,000 shares, of which 1,131,123 remained available for future issuance at December 31, 2019.

The Plan allows for the Compensation Committee or the Board to expand the types of awards available under the Plan. The maximum number of shares that may underlie awards in any one year to any eligible person will be determined by the Compensation Committee or the Board. If an award granted under the Plan expires or terminates, the shares subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards.

The Compensation Committee’s objectives in developing and administering our equity compensation program are to:

•	focus decision-making and behavior on goals that are consistent with our overall business strategy without threatening the long-term viability of our company;

•	attract, retain and motivate highly-skilled executive officers that will contribute to our successful performance;

•	align the interests of our named executive officers with the interests of our stockholders by motivating executives to increase long-term stockholder value;

•	provide compensation opportunities that are competitive within industry standards thereby reflecting the value of the position in the marketplace;

•	support a culture committed to paying for performance where compensation is commensurate with the level of performance achieved; and

•
maintain flexibility and discretion to allow us to recognize the unique characteristics of our operations and strategy, and our prevailing business environment, as well as changing labor market dynamics.

The following table provides information as of December 31, 2019 with respect to shares of common stock reserved for future issuance under our equity compensation plans:

Plan Category	Number of Securities to be Issued upon the Vesting of Stock Awards Outstanding	Weighted-Average Exercise Price of Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity Compensation Plans Approved by Stockholders (1)	247,800	(2)	1,131,123
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	247,800	—	1,131,123

(1)
Consists of the Plan under which the Compensation Committee or Board of Directors generally grants common stock, restricted shares of common stock, stock options, performance units, RSUs and stock appreciation rights to officers and directors of ARMOUR and employees of our manager, ACM.

(2)	All outstanding awards represent unvested RSUs.

Awards under the Plan
Restricted Shares of Common Stock. A restricted share award is an award of shares of common stock that is subject to restrictions on transferability and such other restrictions, if any, the Compensation Committee may impose at the date of grant. Grants of restricted shares of common stock will be subject to vesting schedules as determined by the Compensation Committee. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the Compensation Committee may determine. Except to the extent restricted under the award agreement relating to the restricted shares of common stock, a participant granted restricted shares of common stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive dividends or distributions on the restricted shares of common stock. Such dividends and distributions, however, may be held in escrow until all restrictions on the underlying shares have lapsed. Although dividends may be paid on restricted shares of common stock, whether or not vested, at the same rate and on the same date as on shares of our common stock, holders of restricted shares of common stock are generally prohibited from selling such shares until they vest.
Stock Options and Stock Appreciation Rights. A stock option is a right to purchase a specified number of shares of our common stock at an exercise price established at the date of grant. Stock options granted may be either non-qualified stock options or incentive stock options (which are intended to qualify as “incentive stock options” within Section 422 of the Code). A stock appreciation right (“SAR”) entitles the recipient to receive, upon surrender of the SAR, an amount of cash or number of shares of our common stock having a fair market value equal to the positive difference, if any, between the fair market value of one share of common stock on the date of exercise and the exercise price of the SAR. The Compensation Committee will specify at the time an option or SAR is granted, when and in what proportions an option or SAR becomes vested and exercisable in accordance with the Plan.
Performance-Based Awards. The Compensation Committee may grant performance awards, which may be cash or equity based, including performance units and performance shares. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable, or as a condition to accelerating the timing of such events. The Compensation Committee will set the performance goals used to determine the amount payable pursuant to a performance award.
Other Awards. The Compensation Committee may also award to certain eligible persons shares of our common stock, or RSUs or other awards whose value is based, in whole or in part, on our common stock. Such awards may be in addition to any other awards made under the Plan, and subject to such other terms and restrictions as determined by the Compensation Committee in its discretion.
Summary Compensation Table

The following table provides information regarding compensation earned by each of the Company’s named executive officers for the fiscal year ended December 31, 2019, as well as for the fiscal years ended December 31, 2018 and December 31, 2017. As described in the compensation discussion and analysis section included in this proxy statement, none of the named executive officers of the Company are employees of the Company and the Company did not directly pay any cash compensation to the named executive officers for or in such calendar years.

Name and Principal Positions	Year	Stock Awards (1)	All Other Compensation (2)	Total
Scott J. Ulm Co-Chief Executive Officer, Co-Vice Chairman and Chief Risk Officer	2019	$605,608	$187,392	$793,000
	2018	$605,608	$252,662	$858,270
	2017	$328,865	$42,063	$370,928
Jeffrey J. Zimmer Co-Chief Executive Officer, Co-Vice Chairman and President	2019	$605,608	$187,392	$793,000
	2018	$605,608	$252,662	$858,270
	2017	$328,865	$42,063	$370,928
James R. Mountain Chief Financial Officer and Secretary	2019	$297,840	$94,320	$392,160
	2018	$297,840	$126,540	$424,380
	2017	$51,253	$14,533	$65,786
Mark R. Gruber (3) Chief Investment Officer	2019	$297,840	$94,320	$392,160
	2018	$297,840	$126,540	$424,380
	2017	$41,946	$14,000	$55,946
Gordon M. Harper (4) Vice President of Finance, Controller and Treasurer	2019	$99,280	$32,016	$131,296
	2018	$99,280	$42,788	$142,068
	2017	$32,613	$3,914	$36,527

(1)
Represents the fair value of stock awards as of the grant date, vested each year, computed in accordance with FASB ASC Topic 718. Each stock award was valued at the closing market price of our common stock on the date of grant.

(2)	All other compensation represents cash dividends on unvested stock awards. See the table “Outstanding Equity Awards at December 31, 2019” below for further information on unvested shares of stock.

(3)	Mr. Gruber elected to retire from his role as the Chief Operating Officer, effective March 31, 2020.

(4)	Mr. Harper became the Treasurer in February 2020, a position previously held by Mr. Mountain.

Grants of Plan-Based Awards

No equity-based compensation awards were made to the named executive officers in 2019 based on 2018 performance.

In January 2020, based on 2019 performance, our Compensation Committee recommended, and Board of Directors approved, a grant totaling 100,000 shares of stock, on substantially the same terms as the 2017 grants, to each of Mr. Zimmer and Mr. Ulm, 50,000 shares of stock to Mr. Mountain, 15,000 shares of stock to Mr. Gruber and 30,000 shares of stock to Mr. Harper, under the Plan pursuant to the time-based vesting schedules as follows:

•
with respect to Messrs. Zimmer and Ulm, 5,000 shares vested on February 20, 2020 with an additional 5,000 shares vesting on each following May 20, August 20, and November 20, through November 20, 2024, at which time all stock shall have vested;

•
with respect to Mr. Mountain, 2,500 shares vested on February 20, 2020 with an additional 2,500 shares vesting on each following May 20, August 20, and November 20, through November 20, 2024, at which time all stock shall have vested;

•
with respect to Mr. Gruber, 750 shares vested on February 20, 2020 with an additional 750 shares vesting on each following May 20, August 20, and November 20, through November 20, 2024, at which time all stock shall have vested; and

•
with respect to Mr. Harper, 1,500 shares vested on February 20, 2020 with an additional 1,500 shares vesting on each following May 20, August 20, and November 20, through November 20, 2024, at which time all stock shall have vested.

Outstanding Equity Awards at December 31, 2019

The following table sets forth information on the holdings of equity awards by our named executive officers as of December 31, 2019:

	Stock Awards
Name	Number of Shares or Units of Stock that Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested (2)
Scott J. Ulm	73,200	$1,308,084
Jeffrey J. Zimmer	73,200	$1,308,084
James R. Mountain	37,000	$661,190
Mark R. Gruber	37,000	$661,190
Gordon M. Harper	12,600	$225,162

(1)
Represents the following time-based vesting rates that began on February 20, 2018: with respect to Messrs. Zimmer and Ulm, 6,100 shares vested on February 20, 2018 with an additional 6,100 shares vesting on each following May 20, August 20, November 20 and February 20, through November 20, 2022, at which time all stock shall have vested; with respect to Messrs. Mountain and Gruber, 3,000 shares vested on February 20, 2018 with an additional 3,000 shares vesting on each following May 20, August 20, November 20 and February 20, through May 20, 2020. On August 20, 2020, 3,100 shares will vest, with an additional 3,100 shares vesting on each following November 20, February 20, May 20, and August 20 through November 20, 2022, at which time all stock shall have vested; and with respect to Mr. Harper, 1,000 shares vested on February 20, 2018 with an additional 1,000 shares vesting on each following May 20, August 20, November 20 and February 20, through May 20, 2021. On August 20, 2021, 1,100 shares will vest with an additional 1,100 shares vesting on each following November 20, February 20, May 20, and August 20, through November 20, 2022, at which time all stock shall have vested.

(2)	Based on $17.87 per share, the closing trade price of ARMOUR common stock on the NYSE on December 31, 2019.

Stock Vested in 2019

The following table sets forth information on the shares of stock held by our named executive officers that vested during the year ended December 31, 2019. The shares of stock described below were approved by our Compensation Committee and Board of Directors to be granted to our named executive officers pursuant to our Plan.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)	Value Realized on Vesting at December 31, 2019 (2)
Scott J. Ulm	24,400	$442,067	$436,028
Jeffrey J. Zimmer	24,400	$442,067	$436,028
James R. Mountain	12,000	$217,410	$214,440
Mark R. Gruber	12,000	$217,410	$214,440
Gordon M. Harper	4,000	$72,470	$71,480

(1)
Reflects the aggregate value of all quarterly vesting of stock awards in 2019 based upon the closing price of our common stock on the NYSE on the respective vesting dates. Represents the following vesting rates that began on February 20, 2018, with respect to the grant in that year pursuant to our Plan: shares granted to each of Messrs. Ulm and Zimmer vested at the rate of 6,100 shares per quarter; shares granted to each of Messrs.

Mountain and Gruber vested at the rate of 3,000 shares per quarter; and shares granted to Mr. Harper vested at the rate of 1,000 shares per quarter.

(2)	Based on $17.87 per share, the closing price of our common stock on the NYSE on December 31, 2019.

Change in Control

Upon a Change in Control, as defined in the Plan, the Compensation Committee may make certain adjustments which it, in its discretion, determines are necessary or appropriate in light of the Change in Control. These include, accelerating the vesting of some or all of the awards under the Plan, terminating all awards under the Plan (allowing for either the exercise of vested awards or a cash payment in lieu of vested awards), converting the awards to the right to receive proceeds in the event of liquidation, or a combination of any of the foregoing. In the event that the Compensation Committee does not terminate or convert an award upon a Change in Control, then the award shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof).

Our Board may amend, alter or discontinue the Plan but cannot take any action that would impair the rights of a participant without such participant’s consent. To the extent necessary and desirable, the Board must obtain approval of our stockholders for any amendment that would:

•	other than through adjustment as provided in the Plan, increase the total number of shares of common stock reserved for issuance under the Plan;

•	change the class of persons eligible to participate in the Plan;

•	reprice any stock option awards under the Plan; or

•	otherwise require such approval.

The Compensation Committee may amend the terms of any award granted under the Plan, prospectively or retroactively, but generally may not impair the rights of any participant without his or her consent.

Potential Payments Upon Termination or Change in Control

Pursuant to the terms of the individual executive officer's award and in accordance with the Plan, upon a Change in Control (as defined in the Plan) or a termination of the ARMOUR Management Agreement (as defined below) by us without Cause (as defined in the ARMOUR Management Agreement and determined in accordance with it), all outstanding stock awards immediately vest. The following table sets forth estimates of the potential benefits to our named executive officers in connection with a Change in Control or termination of the ARMOUR Management Agreement without Cause, assuming such event occurred on December 31, 2019. The actual payments due on terminations occurring on different dates could materially differ from the estimates in the table.

Name	Value of Vesting Stock Awards (1)
Scott J. Ulm	$1,308,084
Jeffrey J. Zimmer	$1,308,084
James R. Mountain	$661,190
Mark R. Gruber	$661,190
Gordon M. Harper	$225,162

(1)
Consists of all outstanding Plan-based stock awards held by such named executive officer that had not vested as of December 31, 2019. The values are based on $17.87 per share, the closing price of ARMOUR common stock on the NYSE on December 31, 2019.

COMPENSATION COMMITTEE REPORT
In accordance with the powers and duties of the Compensation Committee as set forth in its Charter, the Compensation Committee hereby reports the following:

1.
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K set forth elsewhere in this proxy statement; and

2.
Based on the review and discussion referred to in the preceding paragraph, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors:

John P. Hollihan, III (Chairman)
Stewart J. Paperin
Thomas K. Guba

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our common stock as of the close of business on March 30, 2020 by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our named executive officers and directors; and

•	all of our officers and directors as a group.

As of the close of business on March 30, 2020, we had 58,877,098 shares of common stock issued and outstanding. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)		Approximate Percentage of Outstanding Common Stock
Named Executive Officers and Directors
Scott J. Ulm	235,964	(3)	*
Jeffrey J. Zimmer	251,148	(4)	*
James R. Mountain	67,500		*
Mark R. Gruber	53,800		*
Gordon M. Harper	16,954		*
Daniel C. Staton	297,511	(5)	*
Marc H. Bell	16,994		*
Z. Jamie Behar	12,508		*
Carolyn Downey	28,544		*
Thomas K. Guba	61,725		*
Robert C. Hain	6,944		*
John P. Hollihan, III	44,689		*
Stewart J. Paperin	37,239	(6)	*
All directors and executive officers as a group (13 individuals)	1,131,520		1.9%

5% Holders
BlackRock, Inc.	10,268,536	(7)	17.4%
The Vanguard Group Inc.	5,531,681	(8)	9.4%

*less than 1%

(1)	Unless otherwise noted, the business address of each of the following is 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963.

(2)	Includes shares of common stock to be issued upon vesting of stock awards granted to our directors and executive officers, which the person has the right to acquire within 60 days of March 30, 2020.

(3)
Includes 80,000 shares held by ACM. The shares have been reported in the aggregate for both Mr. Ulm and Mr. Zimmer in this table. Mr. Ulm is the sole controlling member of an entity that is one of two general partners of ACM, which includes an entity controlled by Mr. Zimmer. Mr. Ulm disclaims beneficial ownership of the 80,000 shares except to the extent of his pecuniary interest therein.

(4)
Includes 80,000 shares held by ACM. The shares have been reported in the aggregate for both Mr. Zimmer and Mr. Ulm in this table. Mr. Zimmer is the sole controlling member of an entity that is one of two general partners of ACM, which includes an entity controlled by Mr. Ulm. Mr. Zimmer disclaims beneficial ownership of the 80,000 shares except to the extent of his pecuniary interest therein.

(5)
Represents shares held by DM Staton Family Limited Partnership. Mr. Staton is a general partner and a limited partner of DM Staton Family Limited Partnership. Mr. Staton is deemed to beneficially own and has a pecuniary interest in these shares.

(6)	Includes 36,199 shares held by the Stewart J. Paperin Family Trust. Mr. Paperin is deemed to beneficially own these shares and has a pecuniary interest in the shares held therein.

(7)
Based on a Schedule 13G/A filed with the SEC on February 4, 2020, BlackRock, Inc., a Delaware corporation, which serves as the parent holding company or control person of its subsidiaries, BlackRock (Netherlands) B.V., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd., and BlackRock Investment Management, LLC, through which it acquired the shares of common stock held directly by BlackRock, Inc., has sole voting and dispositive power with respect to 10,136,045 shares and 10,268,536 shares, respectively, and shared voting and dispositive power with respect to no shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY, 10055.

(8)
Based on a Schedule 13G/A filed with the SEC on February 12, 2020. The Vanguard Group Inc. has sole voting and dispositive power with respect to 61,940 shares and 5,469,210 shares, respectively, and shared voting and dispositive power with respect to 8,845 shares and 62,471 shares, respectively. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group Inc., is the beneficial owner of 53,626 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group Inc., is the beneficial owner of 17,159 shares as a result of its serving as investment manager of Australian investment offerings. The Vanguard Group Inc.’s address is 100 Vanguard Blvd., Malvern, PA, 19355.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
ARMOUR Management Agreement

In 2009, we entered into a management agreement with ARRM (as amended from time to time, the “ARMOUR Management Agreement”), which requires ACM, the successor to ARRM, to manage our business affairs in conformity with certain restrictions contained in the ARMOUR Management Agreement, including any material operating policies adopted by us.

Pursuant to the terms of the ARMOUR Management Agreement, ACM, in which we have no ownership interest, is responsible for (i) advising us with respect to, arranging for, and managing the acquisition, financing, management and disposition of, our investments, (ii) evaluating the duration risk and prepayment risk of our investments and arranging borrowing and hedging strategies, and (iii) coordinating our capital raising activities. In conducting these activities, ACM advises us on the formulation of, and implementation of, our operating strategies and policies, arranges our acquisition of assets, monitors the performance of our assets, arranges for various types of financing and hedging strategies, and provides administrative and managerial services in connection with our day-to-day operations, as may be required from time to time for management of our assets. In addition, ACM provides us with executive personnel along with administrative personnel, office space, and other appropriate services required in rendering ACM’s management services to us.

On November 6, 2009, we entered into a first amended and restated management agreement with ARRM for the sole purpose of reducing the monthly management fee to 1/12th of 1% of ARMOUR Gross Equity Raised (as defined below), including initial gross merger equity as well as any future ARMOUR Gross Equity Raised, until gross equity raised was $50 million, inclusive of gross merger equity. We reached this threshold on December 22, 2010. Thereafter, the monthly management fee became 1/12th of (a) 1.5% of ARMOUR Gross Equity Raised up to $1 billion, and (b) 0.75% of ARMOUR Gross Equity Raised in excess of $1 billion. The term “ARMOUR Gross Equity Raised” means (i) ARMOUR’s initial equity capital following the consummation of ARMOUR’s merger in 2009, plus (ii) equity capital raised in public or private issuances of ARMOUR’s equity securities (calculated before underwriting fees and distribution expenses, if any), less capital returned to ARMOUR’s stockholders (which includes (i) the purchase price of equity securities ARMOUR repurchases, and (ii) dividends ARMOUR pays to the extent that such dividends are deemed a return of capital for tax purposes), as adjusted to exclude one-time charges pursuant to changes in generally accepted accounting principles (“GAAP”) and certain non-cash charges after discussion between ACM and the Board and approved by a majority of the Board. We are also obligated to reimburse certain expenses incurred by ACM and its affiliates. ACM is further entitled to receive a termination fee from us under certain circumstances.

On June 18, 2012, we further amended and restated the first amended and restated management agreement, dated November 6, 2009, with ARRM by entering into a second amended and restated management agreement. Pursuant to the second amended and restated management agreement, the initial term of the first amended and restated management agreement (the “Initial Term”) was extended for ten (10) years (the “New Initial Term”) commencing June 18, 2012, unless earlier terminated by either ARMOUR or ACM, pursuant to the terms of the second amended and restated management agreement. In addition, the second amended and restated management agreement provides that following the New Initial Term, the second amended and restated management agreement will automatically renew for successive five-year renewal terms (each, a “Renewal Term”), unless either ARMOUR or ACM gives advance notice to the other of its intent not to renew the second amended and restated management agreement prior to the expiration of the New Initial Term or any Renewal Term, as applicable, subject to the terms and conditions for, and the restrictions on, the giving of such notice contained in the second amended and restated management agreement.

On February 25, 2014, we entered into a third amended and restated management agreement with ARRM. The purpose of the third amended and restated management agreement was to clarify, among other things, that (i) ARMOUR Gross Equity Raised, excludes: (a) the value of securities we repurchase, and (b) dividends we pay to the extent that such dividends are deemed a return of capital for tax purposes; (ii) a Corporate Event, as defined in the third amended and restated management agreement, will be deemed a termination without Cause, as defined in the third amended and restated management agreement, entitling ACM to a termination fee, as described below, if such a Corporate Event occurs during the term of the third amended and restated management agreement; and (iii) upon a termination of the third amended and restated management agreement by us without Cause, the third amended and restated management agreement provides that we shall pay ACM a termination fee equal to the greater of (a) the management fee as calculated immediately prior to the effective date of the termination of the third amended and restated management agreement for the remainder of the then current term, and (b) three (3) times the management fee paid to ACM in the preceding twelve-month period before such termination, calculated as of the effective date of the termination.

On December 19, 2014, ARRM was converted into a Delaware limited partnership and changed its name to “ARMOUR Capital Management LP” (“ACM”) under Delaware law, which resulted in ACM becoming the successor to ARRM as our manager. Effective January 1, 2015, entities owned by Messrs. Staton and Bell became owners, collectively, of 25% of the limited partnership interests in ACM and SBBC became 99% owned by ACM, pursuant to a contribution agreement dated October 31, 2014. Our rights and obligations under the ARMOUR Management Agreement and the ARMOUR Sub-Management Agreement (as defined below) were not adversely affected by the conversion and name change or the transactions effected pursuant to the contribution agreement.

On February 23, 2015, we entered into a fourth amended and restated management agreement with ACM. The purpose of the fourth amended and restated management agreement was to reflect ACM’s succession under Delaware law to ARRM as our manager.

On February 14, 2017, ARMOUR and ACM further amended and restated the ARMOUR Management Agreement by entering into a fifth amended and restated management agreement, dated February 14, 2017 and effective December 29, 2016. Pursuant to Section 1.14 of the ARMOUR Management Agreement, “Gross Equity Raised” as defined therein, is reduced by capital returned to the stockholders of ARMOUR. The last sentence of Section 1.14 states that, “For purposes of the preceding sentence, capital returned to stockholders shall include (i) the purchase price of Equity Securities repurchased by the REIT and (ii) dividends paid by the REIT to the extent that such dividends are deemed a return of capital for tax purposes.” Pursuant to the fifth amended and restated management agreement, part (ii) of the last sentence of Section 1.14 was amended to state, “liquidation distributions as approved and so designated by a majority of the Board of Directors,” for the purpose of revising the definition of “Gross Equity Raised” to reflect the fact that the Company has been earning, and expects and desires to continue to earn “to-be-announced drop income,” which is advantageous to the Company and its stockholders from an economic and tax perspective.

On November 20, 2017, we further amended and restated the ARMOUR Management Agreement between ARMOUR and ACM by entering into a sixth amended and restated management agreement.

The sixth amended and restated management agreement primarily:

•
Extended the base term of the management agreement by two (2) additional years from June 18, 2022, the expiration date of the current term of the fifth amended and restated management agreement, to June 18, 2024 (the “Current Term”). The termination and extension procedures in the ARMOUR Management Agreement remain unchanged; and

•
Redefined the “Termination Fee” to be “an amount equal to four (4) times the Base Management Fee paid to ACM in the preceding full twelve (12) months, calculated as of the effective date of the termination of this Agreement.”

We may not terminate the ARMOUR Management Agreement during the Current Term, except for Cause, or in connection with a Corporate Event, as such terms are defined in the ARMOUR Management Agreement. Also, in the event of a termination without Cause, ACM is obligated to pay a termination fee to SBBC under the ARMOUR Sub-Management Agreement (as defined below) (see discussion of SBBC and the ARMOUR Sub-Management Agreement below).

See the subsection below titled, “Management Fees” for a description of the management fees that we pay to ACM pursuant to the Management Agreements and how ACM compensates our named executive officers.

SBBC provides certain services to ACM to support ACM’s performance of services to us, in each case upon reasonable request by ACM, pursuant to sub-management agreements between ACM, SBBC and us (collectively, the “Sub-Management Agreements”). See the subsection below titled, “ARMOUR Sub-Management Agreement” for a description of the sub-management agreement.

ARMOUR Sub-Management Agreement

On November 6, 2009, we and ARRM entered into a sub-management agreement with SBBC (as amended from time to time, the “ARMOUR Sub-Management Agreement”). Pursuant to the ARMOUR Sub-Management Agreement, SBBC agreed to provide certain services to ACM, the successor to ARRM, to support ACM’s performance of services to us. In exchange for such services, SBBC receives a sub-management fee of 25% of the net management fee earned by ACM under the ARMOUR Management Agreement. The ARMOUR Sub-Management Agreement will continue in effect until it is terminated in accordance with its terms.

On February 23, 2015, we entered into a first amended and restated sub-management agreement with SBBC for the purpose of reflecting ACM’s succession under Delaware law to ARRM as our manager and to revise certain terms and conditions in the ARMOUR Sub-Management Agreement that became inapplicable as a result of SBBC becoming 99% owned by ACM.

See the subsection below titled, “Sub-Management Fees” for the sub-management fees that ACM has paid to SBBC pursuant to the Sub-Management Agreements.

JAVELIN Management Agreement

JAVELIN has a management agreement with ACM that is substantially similar to the ARMOUR Management Agreement ("the “JAVELIN Management Agreement”). The JAVELIN Management Agreement renewed on October 5, 2017, for a one-year period, with the base management fee thereunder reduced to one dollar for the entirety of the renewal term. It is automatically renewed annually for successive one-year terms unless terminated under certain circumstances. Either party must provide 180 days' prior written notice of any such termination.

Management Fees

We do not directly compensate our named executive officers with salaries or other cash compensation. No portions of the management fees are designated for the payment by ACM of compensation to its employees who are our executive officers, and we are not required to, and do not separately reimburse, ACM for compensation paid by ACM to those persons. The purpose of the management fees are not to provide compensation to our named executive officers, but rather to compensate ACM for the services it provides for the day-to-day management of ARMOUR. The Management Agreements make ACM solely responsible for determining and paying all employee expenses, including salaries, bonuses, wages, payroll taxes and benefits for the executive officers and other ACM employees that provide services to us. We are not entitled under the Management Agreements or otherwise to review or approve compensation decisions made by ACM or how ACM compensates our named executive officers. ACM does not consult with us to determine such compensation. Rather, ACM independently makes all compensation determinations for its employees without any direction by, or involvement of, our Board of Directors and without reference to any specific policies or programs under the oversight of our Board of Directors. This is due to, among other things, our lack of ownership in ACM and the fact that ACM conducts, and our named executive officers may participate in, business unrelated to us.

The services provided by employees of ACM include not only services in respect of other separate business ventures that directly or indirectly benefit ARMOUR, including BUCKLER Securities LLC (as described below), but also include services in respect of other separate business ventures conducted and/or pursued by ACM that are unrelated to ARMOUR, as well as services for the independent operation of ACM as a stand-alone business entity, such as the hiring, evaluation and compensation of contractors and vendors of ACM, as well as employees of ACM, including those who are not executive officers of ARMOUR. The services performed by ACM’s employees who are ARMOUR’s executive officers are not performed exclusively for ARMOUR, and not all of the value derived by those persons from ACM is specifically compensatory in nature or related to actual services performed.

During the year ended December 31, 2019, we incurred approximately $29.5 million in management fees and $0.1 million in reimbursable expenses under the Management Agreements. These amounts include management fees and reimbursable expenses under the JAVELIN Management Agreement incurred for the year ended December 31, 2019. At December 31, 2019, we had a receivable of $0.6 million due from ACM.

Sub-Management Fees

During the year ended December 31, 2019, ACM paid an aggregate of approximately $5.5 million of the management fees it received pursuant to the Management Agreements to SBBC in the form of sub-management fees for services provided to ACM during 2019. This amount includes sub-management fees paid from management fees under the JAVELIN Management Agreement incurred for the year ended December 31, 2019.

BUCKLER Securities LLC Broker-Dealer
We negotiated and executed a strategic joint venture with ACM for the purpose of facilitating ARMOUR’s access to more stable, reliable and potentially lower priced repurchase agreement financing than what is generally available in the market for comparable securities transactions. The parties formed a Delaware limited liability company, BUCKLER, and our independent directors negotiated a series of transactions with ACM and various affiliates of ARMOUR and ACM, as described more below (the “BUCKLER Transactions”), with the intended purpose of utilizing a regulated broker-dealer platform to facilitate access to repurchase financing for ARMOUR on potentially more attractive terms (considering rate, term, size, haircut, relationship and funding commitment) compared to other suitable repurchase financing counterparties. We also sought regulatory approval from, and to become a member of, FINRA and the Fixed Income Clearing Corporation (“FICC”). We executed the agreements underlying the BUCKLER Transactions (the “BUCKLER Agreements”) in early 2017, and received written approval from FINRA of our application to become a member of FINRA. In April 2017, we executed the FINRA membership agreement, which commenced BUCKLER as a FINRA-registered broker-dealer. BUCKLER’s application to become a member of the FICC was approved in October 2017.

In connection with the BUCKLER Transactions, ARMOUR TRS Inc., our wholly-owned subsidiary formed for the purpose of facilitating the capitalization of BUCKLER (“ATRS”), ACM, Messrs. Mountain and Gruber, and an unaffiliated executive officer of BUCKLER, entered in to an operating agreement of BUCKLER (the “BUCKLER Operating Agreement”). Pursuant to the BUCKLER Operating Agreement, ACM, ATRS, Messrs. Mountain and Gruber, and the executive officer of BUCKLER, each contributed $3,398,150, $458,450, $419,750, $204,400 and $346,750, respectively, to BUCKLER in exchange for equity interests in BUCKLER of 70%, 10%, 8.65%, 4.21% and 7.14%, respectively. The operating agreement contains certain provisions to benefit and protect ARMOUR, including (1) sharing in any (a) defined profits realized by BUCKLER from the anticipated financing spreads resulting from repurchase financing facilitated by BUCKLER, and (b) distributions from BUCKLER to its members of net cash receipts, and (2) the realization of anticipated savings from reduced clearing, brokerage, trading and administrative fees. In addition, the independent directors of ARMOUR, through ATRS, must approve in their sole discretion any third party business engaged by BUCKLER and may cause BUCKLER to wind up and dissolve and promptly return certain subordinated loans we provide to BUCKLER as regulatory capital (as described more below) if the independent directors reasonably determine that BUCKLER’s ability to provide attractive securities transactions for ARMOUR is materially adversely affected. The initial board of managers of BUCKLER consists of Messrs. Ulm and Mountain and an unaffiliated executive officer of BUCKLER.

Also in connection with the BUCKLER Transactions, ARMOUR and ATRS entered into certain subordinated loan agreements with BUCKLER, in order for BUCKLER to meet FINRA-required regulatory capital requirements of BUCKLER as a broker-dealer, in the principal amounts of $65 million and $40 million, respectively, plus interest payable to us in an amount equal to the amount of interest earned by BUCKLER on the investment of the loan proceeds generally in government securities. On March 18, 2019, these loan agreements were consolidated into one loan of $105 million. The loan has a stated interest rate of zero, plus additional interest payable to us in an amount equal to the amount of interest earned by BUCKLER on the investment of the loan proceeds generally in government securities funds. In 2019, 2018 and 2017, the Company earned approximately $1.9 million, $2.0 million and $0.3 million of interest on the loan, respectively. The loan is repayable on April 1, 2022. BUCKLER may at its option, after obtaining the approval of FINRA, repay all or a portion of the principal amount of the loan.

The Company had outstanding borrowings under repurchase agreements with BUCKLER totaling approximately $5.1 billion and $3.5 billion at December 31, 2019 and December 31, 2018, respectively. During the years ended December 31, 2019 and December 31, 2018, we incurred approximately $120.1 million and $67.2 million, respectively, in interest payments to BUCKLER on the repurchase agreements we entered into with BUCKLER. We also had approximately $5.3 billion and $3.7 billion of collateral posted with BUCKLER securitizing the approximately $5.1 billion and $3.5 billion of repurchase agreements at December 31, 2019 and December 31, 2018, respectively. During the year ended December 31, 2018, we also purchased an aggregate of approximately $815.8 million of U.S. Treasury Securities from BUCKLER and sold approximately $563.3 million of U.S. Treasury Securities to BUCKLER.

The subordinated loan represents a redeployment of capital that we have historically been required to commit to haircuts in connection with our repurchase transactions. The subordinated loan agreement is based substantially on standard, FINRA-prescribed terms and conditions, including those governing prepayment rights, events of acceleration and default, and provisions allowing for the return to us of the loan proceeds, in conjunction with the BUCKLER Operating Agreement and subject to FINRA’s rules and regulations.

Our Audit Committee reviewed, approved and authorized the above described agreements and transactions as related party transactions under Item 404 of Regulation S-K, which approval was subject to approval by our independent directors. Our independent directors separately and simultaneously authorized and approved these agreements and transactions.

PROPOSAL 2 - RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED
PUBLIC ACCOUNTANTS

The Audit Committee of our Board of Directors appointed Deloitte as our independent registered certified public accountants for fiscal years 2018 and 2019 and has appointed Deloitte as our independent registered certified public accountants for fiscal year 2020. The Audit Committee is responsible for the appointment, oversight and termination of our independent registered certified public accountants. We are seeking the ratification of our stockholders of this appointment, although our Audit Committee is not bound by any stockholder action on this matter.

If the appointment of Deloitte as our independent registered certified public accountants is not ratified by our stockholders, the Audit Committee will reconsider its appointment, but may nevertheless retain Deloitte. Also, even if the appointment of Deloitte as our independent registered certified public accountants is ratified by our stockholders, the Audit Committee may direct the appointment of a different independent auditor at any time during the year if the Audit Committee determines, in its discretion, that such a change would be in our best interests. Deloitte has advised us that no partner or employee of Deloitte has any direct financial interest or any material indirect interest in ARMOUR other than receiving payment for its services as our independent certified public accountants. Representatives of Deloitte are expected to attend the annual meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

Fees Paid to Independent Registered Certified Public Accountants

Deloitte served as our independent registered public accountants in fiscal years 2019 and 2018. The following tables set forth the aggregate fees billed to ARMOUR by Deloitte in fiscal years 2019 and 2018, respectively:

Audit-Related Fees	Year Ended December 31, 2019	Year Ended December 31, 2018
Audit Fees	$995,500	$946,500
Audit-Related Fees	—	—
Tax Fees	230,505	188,000
All Other Fees	1,895	1,895
Total	$1,227,900	$1,136,395

Audit Fees. “Audit Fees” consist of fees and related expenses billed for professional services rendered for the audit of the financial statements and services that are normally provided by our independent auditors in connection with statutory and regulatory filings or engagements. For example, audit fees included fees for professional services rendered in connection with quarterly and annual reports, and the issuance of consents by our independent auditors to be named in our registration statements and to the use of their audit report in the registration statements.

Audit-Related Fees. “Audit-Related Fees” and “All Other Fees” consist of fees and related expenses for products and services other than services described under “Audit Fees” and “Tax Fees.”

Tax Fees. “Tax Fees” consist of fees and related expenses billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and tax planning and structuring. Deloitte provided federal and state tax return preparation services during 2019 and 2018.

All Other Fees. “All Other Fees” consist of fees and related expenses billed for subscriptions.

Audit Committee Pre-Approvals of Audit, Audit-Related, Tax and Permissible Non-Audit Services

In connection with Deloitte’s audit of our financial statements for fiscal years 2019 and 2018, we had no disagreement with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

The Audit Committee periodically approved the provision of various audit, audit-related, tax and other permissible non-audit services by Deloitte. The Audit Committee plans to continue to review and pre-approve such services as appropriate. All of the services provided by Deloitte in 2019 and 2018 were approved by our Audit Committee pursuant to these procedures. Our Audit Committee will continue to review and pre-approve such services as appropriate.

Recommendation of the Board of Directors

ARMOUR’s Board of Directors recommends a vote “FOR” the ratification of Deloitte as our independent registered certified public accountants for the 2020 fiscal year.

AUDIT COMMITTEE REPORT
Our Audit Committee oversees our financial reporting process on behalf of the Board, in accordance with the Audit Committee Charter. Management is responsible for our financial statements and the financial reporting process, including the system of internal controls. Our independent registered public accounting firm, Deloitte, is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles (“GAAP”) for the yearly periods ended December 31, 2019, December 31, 2018 and December 31, 2017, respectively.

In fulfilling its oversight responsibilities, our Audit Committee reviewed and discussed with management and Deloitte the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Our Audit Committee also reviewed and discussed with management and Deloitte the disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Controls and Procedures” included in the Annual Report on Form 10-K for the year ended December 31, 2019.

Our Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent registered public accounting firm’s communications with our Audit Committee concerning independence, and our Audit Committee discussed with the independent registered public accounting firm their independence from us. Our Audit Committee has discussed with Deloitte the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as amended, as adopted by the PCAOB and as required by the SEC. When considering Deloitte’s independence, our Audit Committee considered whether their provision of services to us beyond those rendered in connection with their integrated audit and quarterly review work was compatible with maintaining their independence. Our Audit Committee also reviewed, among other things, the nature of audit-related services provided and the amount of fees paid to Deloitte for their audit and audit-related services, both separately and in the aggregate.

In reliance on the reviews and discussions referred to above, prior to the filing of our Annual Report on Form 10-K for the year ended December 31, 2019 with the SEC, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements be included in such Annual Report on Form 10-K for filing with the SEC.

The members of our Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and discussions with the independent registered public accountant. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with the standards of the PCAOB, that the financial statements are presented in accordance with GAAP, or that Deloitte is in fact “independent.”

Submitted by the Audit Committee of the Board of Directors:
Stewart J. Paperin (Chairman)
Z. Jamie Behar
Robert C. Hain
John P. Hollihan, III

PROPOSAL 3 - ADVISORY (NON-BINDING) VOTE APPROVING ARMOUR’S
2019 EXECUTIVE COMPENSATION

As described in more detail under the heading, “Executive Officer Compensation” and “Certain Relationships and Related Party Transactions,” we have been managed by ACM, in which we have no ownership interest, since our inception in 2009. We do not have any employees whom we compensate directly in cash. The ARMOUR Management Agreement between ACM and us limits our role in compensating our named executive officers to granting equity compensation. The management agreement makes ACM solely responsible for determining and paying all employee expenses, including salaries, bonuses, wages, payroll taxes and benefits for our named executive officers and other ACM employees that provide services to us. We are not entitled under the management agreement or otherwise to review or approve compensation decisions made by ACM or how ACM compensates our named executive officers. ACM does not consult with us regarding the compensation of our named executive officers, including how much such officers are paid. This is due to, among other things, our lack of ownership of ACM and the fact that ACM conducts, and our named executive officers participate in, business separate from us.
Notwithstanding the fact that we do not pay cash compensation to our named executive officers, our Compensation Committee may award equity compensation consisting of shares of our common stock to ACM personnel, in addition to the management fees we pay ACM. These compensation-related provisions date to the original management agreement from our inception in 2009. In making the determination of whether or not to award equity compensation, our Compensation Committee takes into account, among other things, the management fees we pay to ACM and individual and company performance, both on an absolute basis and relative to our peers.
Our named executive officers’ compensation was derived from the management fees we paid to ACM, pursuant to the terms of the management agreement, and vested stock awards granted to our named executive officers in 2017, 2013, 2012 and 2011 by the Board of Directors upon the recommendation of the Compensation Committee pursuant to the Plan. We did not award any equity compensation to our named executive officers in 2019 based on 2018 performance, in 2018 based on 2017 performance, in 2016 based on 2015 performance, in 2015 based on 2014 performance, or in 2014 based on 2013 performance. As discussed earlier in this proxy statement, we also recently reached out directly to our largest investors about our executive compensation practices, among other Company matters.
The SEC requires public companies to provide stockholders with periodic advisory (non-binding) votes on executive compensation, also referred to as “say-on-pay” proposals. While the vote is advisory and not binding on us, it will provide information to us and our Compensation Committee regarding stockholder sentiment about our executive compensation philosophy, policies and practices described above. Our Compensation Committee will be able to consider the results of this vote when determining equity compensation for our named executive officers for the remainder of 2020 and beyond.
We are presenting the following proposal, which gives you as a stockholder the opportunity to endorse or not endorse our compensation program for the named executive officers listed under “ARMOUR's Executive Officers” in this proxy statement by voting for or against the following resolution.
“RESOLVED, that the stockholders approve, on an advisory basis, the 2019 compensation of ARMOUR’s named executive officers, as disclosed in the Company’s proxy statement for the 2020 annual meeting of stockholders, pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”
Recommendation of the Board of Directors
ARMOUR’s Board of Directors recommends a vote “FOR” the approval of ARMOUR’s 2019 compensation of our named executive officers as disclosed in this proxy statement.

PROPOSAL 4 - ADVISORY (NON-BINDING) VOTE ON FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES RELATING TO ARMOUR’S EXECUTIVE COMPENSATION

The SEC rules require public companies to hold periodic advisory (non-binding) votes on the frequency of holding “say-on-pay” votes. Accordingly, as required by the SEC’s rules, we are including this proposal to give our stockholders the opportunity to inform us as to how often they wish the Company to include a “say-on-pay” proposal, similar to Proposal 3, in our proxy statement.

We are presenting the following proposal, which gives you, as a stockholder, the opportunity to inform us as to whether you wish us to hold an advisory (non-binding) vote on executive compensation once every (1) one year, (2) two years, or (3) three years, or you may abstain from voting on the proposal set forth in the following resolution.

“RESOLVED, that the stockholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the Company’s named executive officers as set forth in the Company’s proxy statement should be every year, every two years, or every three years.”

The Board recommends that you vote “ONE (1) YEAR” as the desired frequency for the Company to hold a non-binding, advisory vote of the stockholders on executive compensation. We believe this frequency is appropriate because (i) this provides the highest level of accountability to our stockholders, and (ii) it aligns the stockholder vote with the frequency of our review of our compensation programs.

Because your vote is advisory in nature, it will not be binding on or overrule decisions by the Board. However, the Board will take into account the outcome of this vote when considering the frequency of future advisory votes on executive compensation.

Recommendation of the Board of Directors

ARMOUR's Board of Directors recommends a vote of “ONE (1) YEAR” as the preferred frequency for advisory votes on executive compensation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our directors, executive officers and persons who beneficially own 10% or more of our common stock file with the SEC initial reports of ownership and reports of changes in ownership of our stock and our other equity securities. To our knowledge, based solely on a review of the copies of such reports furnished to us during the year ended December 31, 2019, all such filing requirements applicable to our directors, executive officers and greater than 10% beneficial owners were complied with except for one Form 4 report reporting one transaction for each of Messrs. Staton, Bell, Guba, Hollihan, and Paperin and Mses. Behar and Downey, which were filed one day late with respect to their receipt of shares pursuant to quarterly equity compensation.

STOCKHOLDER PROPOSAL DEADLINE
Under our Bylaws, ARMOUR must receive notice of any nomination or other business intended to be presented by an eligible stockholder at the 2021 annual meeting of stockholders not earlier than November 10, 2020 nor later than 5:00 p.m., Eastern Time, on December 10, 2020; provided that in the event that the date of the 2021 annual meeting is advanced or delayed by more than 30 days from May 20, 2021, notice must be delivered not earlier than the 150th day before the date of the 2021 annual meeting nor later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of the 2021 annual meeting, as originally convened, and the tenth day following the day on which public announcement of the date of the 2021 annual meeting is first made. The deadline for any stockholder proposal for inclusion in our proxy materials for the 2021 annual meeting pursuant to Rule 14a-8 under the Exchange Act is December 10, 2020; provided that a proposal will not be considered properly brought before the meeting if notice thereof is provided after the deadline in our Bylaws, regardless of whether the stockholder is seeking to include the proposal in our proxy materials. Any notice regarding any stockholder proposal must include the information specified in Article II, Section 11 of our Bylaws.

OTHER MATTERS
The Board of Directors knows of no other matters to come before the annual meeting. However, if any other matters properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their best judgment on such matters.

By order of the Board of Directors,
Scott J. Ulm
Co-Chief Executive Officer and Vice Chairman
April 9, 2020
A copy of ARMOUR’s annual report on Form 10-K for the fiscal year ended December 31, 2019, including the financial statements and the schedules thereto, but excluding exhibits thereto, which has been filed with the SEC, will be made available without charge to interested stockholders upon written request. A copy of any exhibit thereto will be made available upon the payment of our reasonable expenses in furnishing the exhibit. Written requests should be sent to: James R. Mountain, ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone - QUICK *** EASY
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ARMOUR RESIDENTIAL REIT, INC.
Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 19, 2020.

:INTERNET/MOBILE -
www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

(PHONE - 1-(866) 894-0537
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.	*MAIL - Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED

PROXY						Please mark your votes like this		☒

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSALS 1, 2, AND 3 AND "ONE (1) YEAR" FOR PROPOSAL 4
							FOR	AGAINST	ABSTAIN
Proposa1 1 - To elect ten (10) directors to ARMOUR’s Board of Directors as listed below to serve until ARMOUR's 2021 annual meeting of stockholders and until his or her successor is duly elected and qualified.
	FOR All Nominees ☐	WITHHELD As to All Nominees ☐			Proposal 3 - To approve, by non-binding advisory vote, ARMOUR’s 2019 executive compensation.	☐ ☐ ☐
						ONE (1) YEAR	TWO (2) YEARS	THREE (3) YEARS	ABSTAIN
NOMINEES: 01 Scott J. Ulm 06 Carolyn Downey 02 Jeffrey J. Zimmer 07 Thomas K. Guba 03 Daniel C. Staton 08 Robert C. Hain 04 Marc H. Bell 09 John P. Hollihan,III 05 Z. Jamie Behar 10 Stewart J. Paperin					Proposal 4 - To approve, by non-binding advisory vote, the frequency of future stockholder advisory votes relating to ARMOUR’s executive compensation.	☐ ☐ ☐ ☐
(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)					☐ Please check the box if you plan on attending the Virtual-Only On-Line Webcast of the Annual Meeting.

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF.

		FOR	AGAINST	ABSTAIN
Proposal 2 - To ratify the appointment of Deloitte & Touche LLP as ARMOUR’s independent registered certified public accountants for the fiscal year 2020.		☐ ☐ ☐
COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature, if held jointly	Date	, 2020.
Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2020

The accompanying proxy statement and the 2019 Annual Report on Form 10-K are available at:

www.armourreit.com

If you plan to attend the virtual-only annual meeting, please follow the instructions provided in the accompanying proxy statement to register for and gain access to the meeting.

FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED

PROXY
ARMOUR RESIDENTIAL REIT, INC.
VIRTUAL-ONLY ANNUAL MEETING OF STOCKHOLDERS
MAY 20, 2020
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF ARMOUR RESIDENTIAL REIT, INC.
The undersigned stockholder of ARMOUR Residential REIT, Inc., a Maryland corporation (“ARMOUR”), having read the Notice of Annual Meeting of Stockholders and the proxy statement dated April 9, 2020, receipt of which are hereby acknowledged, revoking all prior proxies hereby appoints Scott J. Ulm and Jeffrey J. Zimmer, or either of them, with full power to act as proxy of the undersigned and with full power of substitution, to vote all shares of common stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of ARMOUR to be held by means of a live virtual-only on-line webcast at 8:00 a.m. Eastern Time, on May 20, 2020, and any adjournment or postponement thereof, on the matters set forth in this proxy and described in the proxy statement, and in their discretion with respect to such other matters as may be properly be brought before the meeting or any adjournments or postponements thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN OR, IF NO DIRECTION IS MADE, WILL BE VOTED “FOR” EACH OF PROPOSALS 1, 2, AND 3 AND “ONE (1) YEAR” FOR PROPOSAL 4 LISTED HEREIN.
(Continued, and to be marked, dated and signed on the other side)